                                                                     EXHIBIT 2.1

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                              CompDent Corporation,


                            TAGTCR Acquisition, Inc.

                       and the Guarantors described herein



                            Dated as of July 28, 1998
                   Amended and Restated as of January 18, 1999

                                TABLE OF CONTENTS

ARTICLE I
         THE MERGER...............................................................................................1
                  1.1      The Merger.............................................................................1
                  1.2      Closing................................................................................1
                  1.3      Effective Time of the Merger...........................................................2
                  1.4      Effects of the Merger..................................................................2

ARTICLE II
         EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
         CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.......................................................3
                  2.1      Effect on Capital Stock................................................................3
                                    (a)     Capital Stock of TAGTCR...............................................3
                                    (b)     Cancellation of Treasury Stock and TAGTCR-Owned Stock.................3
                  2.2      Conversion of Securities...............................................................3
                  2.3      Payment for Shares.....................................................................4
                                    (a)     Paying Agent..........................................................4
                                    (b)     Payment Procedures....................................................5
                                    (c)     Termination of Payment Fund; Interest.................................5
                                    (d)     No Liability..........................................................5
                                    (e)     Withholding Rights....................................................6
                  2.4      Stock Transfer Books...................................................................6
                  2.5      Stock Options..........................................................................6
                  2.6      Dissenting Shares......................................................................7

ARTICLE III
         REPRESENTATIONS AND WARRANTIES...........................................................................7
                  3.1      Representations and Warranties of the Company..........................................7
                                    (a)     Organization, Standing and Power......................................7
                                    (b)     Capital Structure.....................................................8
                                    (c)     Authority; No Violations; Consents and Approvals......................9
                                    (d)     SEC Documents........................................................11
                                    (e)     Information Supplied.................................................11
                                    (f)     Regulated Subsidiaries...............................................12
                                    (g)     Compliance with Applicable Laws......................................12
                                    (h)     Litigation...........................................................13
                                    (i)     Taxes................................................................13
                                    (j)     Pension and Benefit Plans; ERISA.....................................15
                                    (k)     Absence of Certain Changes or Events.................................16
                                    (l)     No Undisclosed Material Liabilities..................................17

                                                                                                               PAGE

                                    (m)     Vote Required........................................................17
                                    (n)     Labor Matters........................................................17
                                    (o)     Intellectual Property................................................18
                                    (p)     Environmental Matters................................................19
                                    (q)     Insurance............................................................21
                                    (r)     DHDC Financial Statements............................................21
                                    (s)     Board of Directors Recommendation....................................21
                                    (t)     Material Contracts...................................................21
                                    (u)     Fairness Opinion.....................................................22
                                    (v)     Regulatory Filings...................................................22
                                    (w)     State Takeover Laws..................................................22
                  3.2      Representations and Warranties of TAGTCR..............................................22
                                    (a)     Organization, Standing and Power.....................................22
                                    (b)     Authority; No Violations; Consents and Approvals.....................23
                                    (c)     Information Supplied.................................................24
                                    (d)     Board of Directors Recommendation....................................24
                                    (e)     Delaware Law.........................................................24
                  3.3      Representations and Warranties of the Guarantors......................................24
                                    (a)     Organization, Standing and Power.....................................24
                                    (b)     Authority; No Violations; Consents and Approvals.....................25
                                    (c)     Information Supplied.................................................26
                                    (d)     Bridge Loan and Financing Commitment.................................26

ARTICLE IV
         COVENANTS RELATING TO CONDUCT OF BUSINESS...............................................................27
                  4.1      Covenants of the Company..............................................................27
                                    (a)     Ordinary Course......................................................27
                                    (b)     Dividends; Changes in Stock..........................................27
                                    (c)     Issuance of Securities...............................................27
                                    (d)     Governing Documents..................................................27
                                    (e)     Solicitation.........................................................28
                                    (f)     No Acquisitions......................................................28
                                    (g)     No Dispositions......................................................28
                                    (h)     Governmental Filings.................................................28
                                    (i)     No Dissolution, Etc..................................................28
                                    (j)     Other Actions........................................................28
                                    (k)     Certain Employee Matters.............................................29
                                    (l)     Indebtedness; Agreements.............................................29
                                    (m)     Accounting...........................................................30
                                    (n)     Capital Expenditures.................................................30
                                    (o)     Insurance............................................................30
                                    (p)     Hedging..............................................................30



                                      (ii)

                                                                                                               PAGE

                                    (q)     Transfer of Interest in DHDC and DHMI................................30
                  4.2      Covenants of TAGTCR...................................................................30

ARTICLE V
         ADDITIONAL AGREEMENTS...................................................................................31
                  5.1      Preparation of the Proxy Statement; Company Stockholders Meeting......................31
                  5.2      Access to Information.................................................................32
                  5.3      Broker and Finders....................................................................32
                  5.4      Indemnification; Directors' and Officers' Insurance...................................33
                  5.5      Efforts and Actions...................................................................34
                  5.6      Publicity.............................................................................34
                  5.7      Notice of Certain Events..............................................................35
                  5.8      State Takeover Laws...................................................................35

ARTICLE VI
         CONDITIONS PRECEDENT....................................................................................35
                  6.1      Conditions to Each Party's Obligation to Effect the Merger............................35
                                    (a)     Stockholder Approval.................................................35
                                    (b)     HSR Act..............................................................35
                                    (c)     Governmental Consents................................................35
                  6.2      Conditions of Obligations of TAGTCR and the Guarantors................................35
                                    (a)     No Material Adverse Effect...........................................36
                                    (b)     Representations and Warranties.......................................36
                                    (c)     Performance of Obligations of the Company............................36
                                    (d)     Financing............................................................36
                                    (e)     No Injunctions or Restraints.........................................36
                  6.3      Conditions of Obligations of the Company..............................................37
                                    (a)     Representations and Warranties of TAGTCR.............................37
                                    (b)     Representations and Warranties of the Guarantors.....................37
                                    (c)     Performance of Obligations of TAGTCR.................................37
                                    (d)     Performance of Obligations of the Guarantors.........................37
                                    (e)     No Injunctions or Restraints.........................................37

ARTICLE VII
         TERMINATION AND AMENDMENT...............................................................................38
                  7.1      Termination...........................................................................38
                  7.2      Effect of Termination.................................................................39
                  7.3      Payment of Fees and Expenses..........................................................39

ARTICLE VIII
         GENERAL PROVISIONS......................................................................................40
                  8.1      Nonsurvival of Representations, Warranties and Agreements.............................40



                                      (iii)

                                                                                                               PAGE

                  8.2      Notices...............................................................................40
                  8.3      Interpretation........................................................................42
                  8.4      Counterparts..........................................................................42
                  8.5      Entire Agreement; Third Party Beneficiaries...........................................42
                  8.6      GOVERNING LAW.........................................................................42
                  8.7      Assignment............................................................................43
                  8.8      Amendment.............................................................................43
                  8.9      Extension; Waiver.....................................................................43
                  8.10     Severability..........................................................................43
                  8.11     Enforcement of Agreement..............................................................44
                  8.12     Guarantors............................................................................44
                  8.13     Disclosure Letters....................................................................45



                                      (iv)

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of July 28, 1998 and amended and restated as of January 18, 1999 (this "Agreement"), is made and entered into by and among TAGTCR Acquisition, Inc., a Delaware corporation ("TAGTCR"), NMS Capital, L.P. ("NMS"), Golder, Thoma, Cressey, Rauner Fund V, L.P. ("GTCR"), TA/Advent VIII L.P. ("TA" and together with NMS and GTCR, herein referred to as the "Guarantors"), and CompDent Corporation, a Delaware corporation (the "Company"). Unless otherwise indicated, references herein to the phrases "the date hereof," "the date of this Agreement," and other phrases of similar import shall be deemed to be references to the date of the amendment and restatement of this Agreement, rather than the original date of this Agreement.

         WHEREAS, the respective Boards of Directors of TAGTCR and the Company have approved the merger of TAGTCR with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Merger and this Agreement require the vote of a majority of the issued and outstanding shares of common stock, par value $.01 per share of the Company (the "Company Common Stock");

         WHEREAS, TAGTCR and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:



                                    ARTICLE I
                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), TAGTCR shall be merged with and into the Company at the Effective Time as set forth in Section 1.3. At the Effective Time, the separate corporate existence of TAGTCR shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"), and shall continue under the name "CompDent Corporation."

         1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.1, and subject to the
satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., Central time, on the thirtieth business day after satisfaction and/or waiver of all of the conditions set forth in Article VI (the "Closing Date"), at the offices of Kirkland & Ellis, Chicago, Illinois, unless another date, time or place is agreed to in writing by the parties hereto.

         1.3 Effective Time of the Merger. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a duly executed certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, as provided in the DGCL, on the Closing Date, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The Merger shall become effective as of the time of the filing of the Certificate of Merger (the "Effective Time").

         1.4      Effects of the Merger.

                  (a) The Merger shall have the effects as set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers, and franchises of the Company and TAGTCR shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and TAGTCR shall become the debts, liabilities and duties of the Surviving Corporation.

                  (b) The directors of TAGTCR and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws and the DGCL.

                  (c) The Certificate of Incorporation of the Company shall be amended and restated in its entirety as set forth on Exhibit A attached hereto, and, from and after the Effective Time, such amended and restated Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL.

                  (d) The Bylaws of the Company shall be amended and restated in their entirety as set forth on Exhibit B attached hereto, and, from and after the Effective Time, such amended and restated Bylaws shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by applicable law, the Certificate of Incorporation or the Bylaws.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Company Common Stock or any holder of shares of capital stock of TAGTCR:

                  (a) Capital Stock of TAGTCR. Each share of the common stock of TAGTCR issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation and each share of Convertible Participating Preferred Stock of TAGTCR issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of Convertible Participating Preferred Stock of the Surviving Corporation with all of the rights and privileges set forth in the Certificate of Incorporation of Surviving Corporation in accordance with Section 1.4(c).

                  (b) Cancellation of Treasury Stock and TAGTCR-Owned Stock. Each share of Company Common Stock and all other shares of capital stock of the Company that are owned by the Company or any of its Subsidiaries (as defined below) and all shares of Company Common Stock and other shares of capital stock of the Company owned by TAGTCR shall be cancelled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

         2.2 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of TAGTCR, the Company or the holders of any of the shares thereof:

                  (a) Subject to the other provisions of this Section 2.2, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares owned by the Company or any of its Subsidiaries (as defined below) or by TAGTCR and Recapitalization Shares (as defined below) and Dissenting Shares (as defined in Section 2.6)) shall be converted into the right to receive $15.00 per share, net to the seller in cash, payable to the holder thereof, without any interest thereon (the "Merger Consideration"), upon surrender and exchange of the Certificate (as defined in
Section 2.3(b)) representing such share of Company Common Stock.

                  (b) All such shares of Company Common Stock, when converted as provided in Section 2.2(a) (the "Shares"), no longer shall be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate previously evidencing such Shares shall thereafter represent only the right to receive the Merger Consideration. The holders of Certificates previously evidencing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Common Stock except as otherwise provided herein or by law and, upon the surrender of Certificates in accordance with the provisions of Section 2.3, shall only represent the right to receive for their Shares, the Merger Consideration, without any interest thereon.

                  (c)      Each share of Company Common Stock identified on
Schedule 2.2(c) (a "2.2(c) Recapitalization Share"), as revised from time to time at least one (1) business day prior to the mailing of the Proxy Statement by TAGTCR, shall be converted into 1.243056 fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Surviving Corporation and
0.0142542 fully paid and nonassessable shares of Convertible Participating Preferred Stock.

                  (d)      Each share of Company Common Stock identified on
Schedule 2.2(d) (a "2.2(d) Recapitalization Share" and together with the 2.2(c) Recapitalization Shares, the "Recapitalization Shares"), as revised from time to time at least one (1) business day prior to the mailing of the Proxy Statement by TAGTCR, shall be converted into 30 fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Surviving Corporation.

         2.3      Payment for Shares.

                  (a) Paying Agent. Prior to the Effective Time, TAGTCR shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration, and TAGTCR shall deposit or shall cause to be deposited with the Paying Agent in a separate fund established for the benefit of the holders of shares of Company Common Stock, for payment in accordance with this Article II, through the Paying Agent (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to Section 2.2(a) and this
Section 2.3 to holders of shares of Company Common Stock (other than the Company or TAGTCR or holders of Dissenting Shares). The Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration out of the Payment Fund.

         The Paying Agent shall invest portions of the Payment Fund as TAGTCR directs in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest investment grade rating from both Moody's Investors Services, Inc. and Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1,000,000,000 (collectively, "Permitted Investments"); provided, however, that the maturities of Permitted Investments shall be such as to permit the Paying Agent to make prompt payment to former holders of Company Common Stock entitled thereto as contemplated by this Section
2.3. The Surviving Corporation shall cause the Payment Fund to be promptly replenished to the extent of any losses incurred as a result of Permitted Investments. All earnings on Permitted Investments shall be paid to the Surviving Corporation. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock shall be entitled under this Section 2.3, the Surviving Corporation shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

                  (b) Payment Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall instruct the Paying Agent to mail to each holder of record (other than the Company or TAGTCR) of a certificate or certificates which, immediately prior to the Effective Time, evidenced outstanding shares of Company Common Stock (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as the Surviving Corporation reasonably may specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment therefor. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in respect thereof cash in an amount equal to the product of (x) the number of shares of Company Common Stock represented by such Certificate and (y) the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. No interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.3(b), each Certificate (other than Certificates representing Shares owned by the Company or TAGTCR or the Dissenting Shares), shall represent for all purposes only the right to receive the Merger Consideration. In the event that any Certificate shall have been lost, stolen or destroyed, the Paying Agent will pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement upon the delivery of a duly executed affidavit of that fact by the holder claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, reasonable indemnification against any claim that may be made against the Surviving Corporation with respect to such Certificate.

                  (c) Termination of Payment Fund; Interest. Any portion of the Payment Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II and the instructions set forth in the letter of transmittal mailed to such holder after the Effective Time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration to which they are entitled. All interest accrued in respect of the Payment Fund shall inure to the benefit of and be paid to the Surviving Corporation.

                  (d) No Liability. Neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of shares of Company Common Stock for any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (e) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the corporation otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

         2.4 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfer of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any certificates presented to the Surviving Corporation or the Paying Agent for any reason shall be converted into the Merger Consideration.

         2.5 Stock Options. At the Effective Time, each holder of a then outstanding option to purchase shares of Company Common Stock under any outstanding stock option plan or arrangement, including any outstanding stock option plan or arrangement which immediately prior to the Effective Time is then exercisable (a "Vested Option"), including the Company's Directors' Stock Option Plan, 1994 Stock Option and Grant Plan, as amended, 1997 Stock Option Plan (collectively, the "Option Plans") and those certain stock option agreements described in the Disclosure Schedule (as defined in Section 3.1, each an "Option" and collectively, the "Options"), but excluding those certain other stock option agreements described in the Disclosure Schedule (the "Excluded Options"), shall, in settlement thereof, receive for each share of Company Common Stock subject to such Option an amount (subject to any applicable withholding tax) in cash equal to the excess of the Merger Consideration over the per share exercise price of such Option to the extent such difference is a positive number (such amount being hereinafter referred to as the "Option Consideration"). Upon receipt of the Option Consideration, each Option shall be cancelled in accordance with its terms or the terms of the applicable Option Plan. All Options which are not Vested Options shall be cancelled in accordance with their terms or the applicable Option Plan. The surrender of an Option to the Company in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Option. Prior the Effective Time, the Company shall use its reasonable best efforts to obtain all necessary consents or releases from holders of Options and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 2.5. All Option Plans and option agreements executed pursuant thereto, other than the Excluded Options (an "Option Agreement"), shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary thereof shall be cancelled as of the Effective Time. The Company shall use its reasonable best efforts to ensure that following the Effective Time no participant in or under any Option Agreement, Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any Subsidiary thereof and to terminate all such Option Agreements, Option Plans and other plans, programs and arrangements. Upon the execution and delivery of this Agreement, the Company will suspend, terminate, or refrain from renewing the Company's Employee Stock Purchase Plan ("ESPP") until the termination of this Agreement.

         2.6 Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.3 of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such shares of Company Common Stock.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. With such exceptions as are specifically set forth in a letter (the "Disclosure Schedule") delivered by the Company to TAGTCR prior to January 18, 1999, the Company represents and warrants to TAGTCR as follows:

                  (a) Organization, Standing and Power. Each of the Company, its Subsidiaries, and Dental Health Development Corporation, a Delaware corporation ("DHDC"), is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the conduct of its business, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or become so licensed will not have, individually or in the aggregate, a Material Adverse Effect (as described below) on the Company. The Company has heretofore made available to TAGTCR true and complete copies of its, its Subsidiaries' and DHDC's respective Certificates of Incorporation and Bylaws or comparable organizational documents. DHDC and all Subsidiaries of the Company and their respective jurisdictions of incorporation or organization are identified in Section 3.1(a) of the Disclosure Schedule which is attached hereto and incorporated herein. As used in this Agreement, the term "Material Adverse Effect" shall mean, with respect to a specified Person, the result of one or more events, changes or effects which, individually or in the aggregate, would have a material adverse effect on the business, results of operations, assets, liabilities (fixed or contingent), or financial condition of such Person and its Subsidiaries, taken as a whole. As used in this Agreement, the word "Subsidiary", with respect to any party, means any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner; (ii) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, joint venture or other organization is held by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries; or (iii) at least 25% of the equity, other securities or other interests is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries. As used in this Agreement, "Person" means any individual, corporation, partnership, joint venture, association, trust or unincorporated organization.

                  (b) Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, $0.01 par value ("Preferred Stock"). At the close of business on the date of this Agreement: (i) 10,112,629 shares of Company Common Stock were issued and outstanding; (ii) no shares of Preferred Stock were issued and outstanding; (iii) 2,000,000 shares of Preferred Stock were reserved for issuance under the Shareholder Rights Agreement between the Company and State Street Bank and Trust Company (the "Rights Agreement"); (iv) 960,000 shares of Company Common Stock were reserved for issuance pursuant to the Option Plans of which 694,500 shares of Company Common Stock are subject to outstanding Options; (v) 438,500 shares of Company Common Stock were reserved for issuance pursuant to Option Agreements (other than Option Agreements under Option Plans); (vii) except for the issuance of shares of Company Common Stock pursuant to the exercise of the Options and agreements relating to the initial capitalization of DHDC, there are no employment, executive termination or other agreements providing for the issuance of shares of Company Common Stock; (vii) no shares of Company Common Stock were held by the Company; and (ix) no bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the Company's stockholders may vote ("Company Voting Debt") were issued or outstanding. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, and nonassessable and are not subject to preemptive or other similar rights. No shares of Company Common Stock are owned by DHDC or any Subsidiary of the Company. All outstanding shares of capital stock of DHDC and the Subsidiaries of the Company are duly authorized, validly issued, fully paid and nonassessable and (excluding the capital stock of DHDC) are owned by the Company or a direct or indirect Subsidiary free and clear of all liens, charges, claims or encumbrances of any nature ("Liens"). At the close of business on the date of this Agreement, DHDC had (i) 84,000 shares of Class A Common Stock outstanding, (ii) 13,000 shares of Class B Common Stock outstanding, (iii) 10,000 shares of Class A Preferred Stock outstanding, and
(iv) 150 shares of Class B Preferred Stock outstanding, of which the Company owns beneficially and of record 150 shares of Series B Preferred Stock. Except
(i) as set forth in this Section 3.1(b), (ii) for the rights under the Rights Agreement, (iii) for the issuance of shares of

Company Common Stock under the ESPP with respect to purchase requests made prior to the date hereof, (iv) for the agreements entered into in connection with the initial capitalization of DHDC, and (v) for changes resulting from the exercise of Options or as contemplated by this Agreement, there are outstanding: (A) no shares of capital stock, Company Voting Debt or other voting securities of the Company, (B) no securities of the Company, DHDC or any Subsidiary of the Company convertible into, or exchangeable or exercisable for shares of capital stock, Company Voting Debt or other voting securities of the Company, DHDC, or any Subsidiary of the Company, and (C) no options, warrants, calls, subscriptions, or other rights, (including preemptive rights), commitments or agreements to which the Company, DHDC or any Subsidiary of the Company is a party or by which it is bound, to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Company Voting Debt or other voting securities of the Company, DHDC or any Subsidiary of the Company, or obligating the Company, DHDC or any Subsidiary of the Company to grant, extend, or enter into any such option, warrant, call, subscription, or other right, commitment or agreement. Set forth in Section 3.1(b) of the Disclosure Schedule is a true and complete list of all outstanding options, warrants and rights to purchase shares of Company Common Stock and the exercise prices relating thereto. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts, or other agreements to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company which will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company with respect to the Merger. The Company is not a party to any agreement that restricts the Company's voting of the stock of any of its Subsidiaries.

                  (c)      Authority; No Violations; Consents and Approvals.

                           (i)      The Company has all requisite corporate
power and authority to enter into this Agreement and, subject to the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the Company Stockholder Approval). This Agreement has been duly executed and delivered by the Company and, subject to the Company Stockholder Approval and (assuming that this Agreement is duly executed and delivered by TAGTCR) constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           (ii)     The execution and delivery of this Agreement
and the consummation of the Merger and the other transactions contemplated hereby by the Company, following the satisfaction or waiver of the conditions set forth in Article VI, will not: (A) violate any provision of the Certificate of Incorporation or Bylaws of the Company, any of its Subsidiaries or DHDC, (B) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under; give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any obligation; or result in the creation of a Lien or right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Violation") pursuant to any loan or credit agreement, note, mortgage, deed of trust, indenture, lease, Company Employee Benefit Plan (as defined in Section 3.1(j)), Company Permit (as defined in Section 3.1(g)), or any other agreement, obligation, instrument, concession, franchise or license, or (C) any judgment, order, decree, law, statute, rule or regulation of any public body or authority applicable to the Company or any of its Subsidiaries, or DHDC, or their respective properties or assets; provided, however, that no representation or warranty is made in the foregoing clauses (B) and (C) with respect to matters that, individually or in the aggregate, will not have a Material Adverse Effect on the Company or materially delay the ability of such Person to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company has taken all actions necessary under the DGCL, including approving the transactions contemplated by this Agreement, to ensure that Section 203 of the DGCL does not, and will not, apply to the transactions contemplated in this Agreement.

                           (iii)    No consent, approval, order or authorization
of, or registration, declaration or filing with, notice to or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries or DHDC in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger and the other transactions contemplated hereby the failure to obtain which will, individually or in the aggregate, have a Material Adverse Effect on the Company or materially delay the ability of such Person to consummate the transactions contemplated by this Agreement, except for: (A) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period thereunder; (B) the filing with the Securities and Exchange Commission (the "SEC") of (x) a proxy statement in definitive form relating to a meeting of the holders of Company Common Stock to approve this Agreement and the Merger (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the "Proxy Statement"), and (y) such reports under and such other compliance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws;
(E) the filing of a Form A Statement Regarding the Acquisition of Control of a Domestic Insurer with the Arizona and Texas Departments of Insurance and the approval thereof by the Arizona and Texas Directors of Insurance, (F) the approval of this Agreement and the Merger pursuant to applicable laws governing dental referral plans, dental service corporations, health insurance organizations, life, accident, health and/or disability insurance organizations, limited service health maintenance organizations, prepaid dental plans, preferred provider administrators, third party administrators, health maintenance organizations, limited health service organizations, insurance holding companies and other product, program or service of the Company and its Subsidiaries (collectively "Dental Products") that is subject to regulation under the insurance laws of any state in which the Company or its Subsidiaries do business; (G) approval of transfer of ownership of any Dental Product of the Company and its Subsidiaries by the applicable Governmental Entity in any state in which such approval is required in connection with the performance of this Agreement; and (H) the filing of any notice of transfer of ownership or other notice relating to any Dental Product of the Company and its Subsidiaries, in compliance with the laws of any state in which any such filing is prepared, in connection with the performance of this Agreement.

                           (iv)     The Board of Directors of the Company has
taken such action to amend the Rights Agreement so that neither TAGTCR nor its Affiliates and Associates (as such terms are defined in the Rights Agreement) are deemed "Acquiring Persons" in connection with the Rights Agreement.

                  (d) SEC Documents. Since May 1, 1995, the Company has filed all forms, reports, schedules, registration statements, proxy statements and documents with the SEC required to be filed by it pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and the SEC rules and regulations promulgated thereunder (all such documents filed through the date hereof collectively, the "Company SEC Documents"). The Company has made available to TAGTCR the Company SEC Documents. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein.

                  (e)      Information Supplied.

                           (i)      None of the information supplied or to be
supplied by the Company for inclusion or incorporated by reference in the Proxy Statement will, on the date it is first mailed to the holders of the Company Common Stock or at the time of the Company's Stockholders

Meeting (as hereinafter defined) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company or its Subsidiaries or other information supplied by the Company for inclusion therein will comply as to form, in all material respects, with the provisions of the Exchange Act or the rules and regulations thereunder.

                           (ii)     None of the information supplied or to be
supplied by the Company for inclusion or incorporation by reference in the Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") will on the date filed with the SEC or at the time of the Company's Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Schedule 13E-3, insofar as it relates to the Company or its Subsidiaries or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

                  (f)      Regulated Subsidiaries.

                           (i)      The Company has previously made available to
TAGTCR true and complete copies of the following statutory financial statements for each Subsidiary of the Company that is required to prepare and file statutory financial statements;

                                    (A)     the annual statutory statements for
each such Subsidiary for each of the years ended December 31, 1996 and 1997; and

                                    (B)      the quarterly statutory statements
for each such Subsidiary for each of the quarters ended March 31, June 30 and September 30, 1998.

Each such statement was prepared in accordance with the accounting practices required or permitted by the insurance regulatory authority in the applicable state, consistently applied.

                           (ii)     All Dental Products of the Company and each
Subsidiary that are regulated by insurance or health care laws are, to the extent required by applicable law, on forms and at rates approved by the regulatory authority in the jurisdictions where issued (or have been filed with and not objected to by such regulatory authority within the period provided for objection), except where the failure be on such forms or at such rates will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (g) Compliance with Applicable Laws. The Company, its Subsidiaries and DHDC hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary to enable them to conduct their respective businesses as they are now being conducted other than those which the failure to hold does not have a Material Adverse

Effect on the Company (the "Company Permits"); a list of Company Permits is set forth in Section 3.1(g) of the Disclosure Schedule. The Company, its Subsidiaries and DHDC are in compliance with the terms of the Company Permits, except for such noncompliance that will not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents, the Company, its Subsidiaries and DHDC are in compliance in all material respects with applicable laws, except for such noncompliance that will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (h) Litigation. Except as disclosed in the Company SEC Documents, there is no suit, claim, investigation, action or proceeding pending or, to the knowledge of the Company, threatened against the Company, DHDC or any Subsidiary of the Company or any of their respective assets or properties, individually or in the aggregate, which will have a Material Adverse Effect on the Company ("Company Litigation"). There is no judgment, writ, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company, DHDC or any Subsidiary of the Company which, individually or in the aggregate, will have a Material Adverse Effect on the Company ("Company Order").

                  (i)      Taxes.

                           (i)      All Tax Returns (as defined herein) required
to be filed by or with respect to the Company, each of its Subsidiaries and DHDC have been duly and timely filed, and all such Tax Returns are true, correct and complete in all material respects except where the failure to file would not have a Material Adverse Effect on the Company. The Company, each of its Subsidiaries and DHDC has duly and timely paid (or there has been paid on its behalf) all Taxes (as defined herein) that are due, or claimed or asserted by any taxing authority to be due, from or with respect to it, except for Taxes the liability for which is being contested in good faith or the nonpayment of which will not have a Material Adverse Effect on the Company. With respect to any period for which Taxes are not yet due with respect to the Company or any Subsidiary, each of the Company and its Subsidiaries has made due and sufficient current accruals for such Taxes in accordance with GAAP in the most recent financial statements contained in the Company SEC Documents. The Company and each of its Subsidiaries has made (or there has been made on its behalf) all required estimated tax payments sufficient to avoid any material underpayment penalties. Each of the Company, its Subsidiaries and DHDC has withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any material amounts paid or owing to any employee, creditor, independent contractor or other third party.

                           (ii)     There are no outstanding agreements, waivers
or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company, any of its Subsidiaries or DHDC for any taxable period. No audit or other proceeding by any court, governmental or regulatory authority is pending or, to the knowledge of the Company, threatened in regard to any Taxes due from or with respect to the Company, any of its Subsidiaries or DHDC or any Tax Return filed by or with respect to the Company, any Subsidiaries or DHDC. No material assessment of Taxes is proposed against the Company, any of its Subsidiaries or DHDC or any of their assets.

                           (iii)    No election under Section 338 of the
Internal Revenue Code of 1986, as amended (the "Code") has been made or filed by or with respect to the Company, any of its Subsidiaries or DHDC. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of state, local or foreign law has been entered into by or with respect to the Company, any of its Subsidiaries or DHDC. No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company, any of its Subsidiaries or DHDC or any of their assets. None of the Company, any of its Subsidiaries or DHDC is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Company, any of its Subsidiaries or DHDC has agreed to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Company, any of its Subsidiaries or DHDC. The Internal Revenue Service has not proposed any such adjustment or change in accounting method. None of the assets of the Company, any of its Subsidiaries or DHDC is or will be required to be treated as being owned by any Person (other than the Company or its Subsidiaries) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986.

                           (iv)     None of the Company, any of its Subsidiaries
or DHDC is a party to, is bound by, or has any obligation under, any Tax sharing agreement, Tax allocation agreement, Tax indemnity agreements or similar contract.

                           (v)      The Company and each of its Subsidiaries are
members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent, and such affiliated group files a consolidated federal income Tax Return.

                           (vi)     The Company has previously made available to
TAGTCR true and complete copies of each of (a) any written audit reports issued by any representative of a taxing authority within the last three years relating to the United States federal, state, local or foreign Taxes due from or with respect to the Company, its Subsidiaries and DHDC; and (b) the United States federal, state, local and foreign Tax Returns, for each of the last three taxable years, filed by or with respect to the Company, its Subsidiaries and DHDC.

                           (vii) "Code" shall mean the Internal Revenue Code of
1986, as amended. "Taxes" shall mean all taxes, charges, fees, levies, or other assessments or liabilities, including without limitation (a) income, gross receipts, ad valorem, premium, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, and franchise taxes, license, severance, stamp, occupation, windfall profits, environmental, customs duties, capital stock, unemployment, disability, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind, whether disputed or not, imposed by the United States of America, or by any state, local, or foreign government, or any subdivision or agency of the United States or any such government, and
(b) any interest, fines, penalties, assessments, or additions to taxes resulting from, attributable to, or incurred in connection with any Tax or any contest, dispute, or refund thereof, including any obligations under any agreements with respect to any of the foregoing. "Tax Returns" shall mean any report, return, or statement required to be supplied to a taxing authority in connection with Taxes.

                  (j)      Pension and Benefit Plans; ERISA.

                           (i)      Section 3.1(j)(i) of the Disclosure Schedule
sets forth a true and complete list of:

                                    (A)     all "employee benefit plans," as
defined in Section 3(3) of ERISA, which the Company, any of its Subsidiaries or DHDC has any obligation or liability, contingent or otherwise ("Benefit Plans"); and

                                    (B)     all employment or consulting
agreements, bonus or other incentive compensation, deferred compensation, salary continuation during any absence from active employment for disability or other reasons, severance, sick days, stock award, stock option, stock purchase or other equity-based plan or program, tuition assistance, club membership, employee discount, employee loan, or vacation pay agreements, policies or arrangements which the Company, any of its Subsidiaries or DHDC maintains or has any obligation or liability (contingent or otherwise) with respect to any current or former officer, director or employee of the Company, any of its Subsidiaries or DHDC (the "Employee Arrangements").

                           (ii)     With respect to each Benefit Plan and
Employee Arrangement, a true and complete copy of each of the following documents (if applicable) has been made available to TAGTCR: (A) the most recent plan and related trust documents, and all amendments thereto (or, in the case of an unwritten Employment Arrangement, a description thereof); (B) the most recent summary plan description, and all related summaries of material modifications thereto; (C) the most recent Form 5500 (including schedules and attachments);
(D) the most recent Internal Revenue Service determination letter; (E) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 88, 106, 112 and 132) and (F) each written employment, consulting or individual severance or other compensation agreement, and all amendments thereto.

                           (iii)    The Company, its Subsidiaries and DHDC have
not during the preceding six years had any obligation or liability (contingent or otherwise) with respect to a Benefit Plan which is described in Section 3(37); 4(b)(4), 4063 or 4064 of ERISA or which is subject to Section 412 of the Code or Title IV of ERISA.

                           (iv)     The Benefit Plans and their related trusts
intended to qualify under Section 401 and to be tax-exempt under Section 501(a) of the Code have received favorable determination letters from the Internal Revenue Service. The Company is not aware of any event or circumstance that could result in the failure of such Benefit Plans to be so qualified or tax exempt. Any voluntary employee benefit association which provides benefits to current or former employees of the Company and its Subsidiaries, or their beneficiaries, which is intended to be qualified and is tax-exempt under Section 501(c)(9) of the Code has received a favorable determination letter from the Internal Revenue Service.

                           (v)      All contributions or other payments required
to have been made by the Company, its Subsidiaries and DHDC to or under any Benefit Plan or Employee Arrangements by applicable law or the terms of such Benefit Plan or Employee Arrangement (or any agreement relating thereto) have been timely and properly made, except for the failure to make such contribution or payment as will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                           (vi)     The Benefit Plans and Employee Arrangements
comply in all material respects with applicable laws and have been maintained and administered in all material respects in accordance with their terms and applicable laws.

                           (vii)    There are no pending or, to the knowledge of
Company, threatened actions, claims or proceedings against or relating to any Benefit Plan or Employee Arrangement other than routine benefit claims by Persons entitled to benefits thereunder and those actions, claims and proceedings that will not have a Material Adverse Effect on the Company.

                           (viii)   The Company, its Subsidiaries and DHDC do
not maintain or have an obligation to contribute to retiree life or retiree health plans which provide for continuing benefits or coverage for current or former officers, directors or employees of the Company or any of its Subsidiaries except (A) as may be required under part 6 of Title I of ERISA or applicable state law (after a termination of employment or service as a director for which coverage of the participant or the participant's beneficiary is charged at the maximum possible premium) or (B) a medical expense reimbursement account plan pursuant to Section 125 of the Code.

                           (ix)     None of the assets of any Benefit Plan is
stock of the Company, any of its affiliates or DHDC, or property leased to or jointly owned by the Company, any of its affiliates or DHDC.

                           (x)      The Company, its Subsidiaries and DHDC have
no liability (contingent or otherwise) under Section 4069 of ERISA by reason of a transfer of an underfunded pension plan.

                  (k) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed after September 30, 1998, since September 30, 1998, the business of the

Company and its Subsidiaries has been carried on only in the ordinary and usual course and in a manner which, if it had been carried on after execution of this Agreement, would have been in compliance with Section 4.1 hereof and no event or events has or have occurred that (either individually or in the aggregate) has had or will have a Material Adverse Effect on the Company.

                  (l) No Undisclosed Material Liabilities. There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, unmatured, absolute, determined, determinable or otherwise, that are required to be reflected on a balance sheet prepared in accordance with GAAP other than: (i) liabilities reflected on the Consolidated Balance Sheet of the Company and its Subsidiaries contained in the Quarterly Report on Form 10-Q or the notes thereto for the quarter ended September 30, 1998 (the "September 30 Balance Sheet"), (ii) liabilities under this Agreement,
(iii) liabilities with respect to the Company's investment in DHDC and (iv) liabilities incurred in the ordinary course of business and consistent with past practices, none of which individually or in the aggregate, has had or will have a Material Adverse Effect on the Company.

                  (m) Vote Required. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and this Agreement and the transactions contemplated hereby under any applicable law, rule or regulation or pursuant to the requirements of the Company's Certificate of Incorporation and Bylaws.

                  (n)      Labor Matters.

                           (i)      Neither the Company, any of its Subsidiaries
nor DHDC is a party to any labor or collective bargaining agreement, and no employees of Company, any of its Subsidiaries or DHDC are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to the knowledge of Company, there have been no organizing activities involving the Company, its Subsidiaries or DHDC with respect to any group of employees of the Company, any of its Subsidiaries or DHDC.

                           (ii)     There are no strikes, work stoppages,
slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the Company's knowledge, threatened in writing against or involving Company, any of its Subsidiaries or DHDC. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened in writing by or on behalf of any employees or group of employees of the Company, any of its Subsidiaries or DHDC, which have or will have a Material Adverse Effect on the Company.

                           (iii)    There are no complaints, charges or claims
against the Company, any of its Subsidiaries or DHDC pending or, to the knowledge of the Company, threatened to be brought or filed with any governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company, any of its Subsidiaries or DHDC, which have or will have a Material Adverse Effect on the Company.

                           (iv)     there has been no "mass layoff" or "plant
closing" (as defined by WARN) with respect to the Company, its Subsidiaries or DHDC within the six months prior to Closing.

                  (o)      Intellectual Property.

                           (i)      Section 3.1(o) of the Disclosure Schedule
sets forth a true and complete list of each material trademark, trade name, patent, service mark, brand mark, brand name, industrial design, and copyright owned or used by the Company or its Subsidiaries on a regular basis in connection with the operation of the businesses of each of the Company, its Subsidiaries and DHDC as well as a true and complete list of all registrations thereof and pending applications therefor, and each license or other contract relating thereto (collectively, the "Company Intellectual Property"). All of the Company Intellectual Property is owned by the Company, its Subsidiaries or DHDC free and clear of any and all Liens, except where the failure to so own will not, individually or in the aggregate, have a Material Adverse Effect on the Company. To the Company's knowledge, the use of the Company Intellectual Property by the Company, its Subsidiaries or DHDC does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, industrial design, copyright or any pending application therefor of any other Person and neither the Company, any of its Subsidiaries nor DHDC has received any notice of any claim or otherwise knows that any of the Company Intellectual Property is invalid or conflicts with the asserted rights of any other Person except where such invalidity or conflict will not have a Material Adverse Effect on the Company.

                           (ii)     Each of the Company, its Subsidiaries and
DHDC owns or has a right to use all Company Intellectual Property necessary for the operation of its respective business, except where the failure to so own or have a right to use will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                           (iii)    Each of the licenses or other contracts
pursuant to which the Company, its Subsidiaries or DHDC has rights to Company Intellectual property is in full force and effect and is valid and enforceable in accordance with its terms, and there is no material default under any such license or contract either by the Company, any of its Subsidiaries or DHDC or, to the knowledge of the Company, by any other party thereto, except where such failure or default will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (p)      Environmental Matters.

                           (i)      For purposes of this Agreement:

                                    (A)     "Environmental Costs and
Liabilities" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and clean up, remove, treat, or in any other way address any Hazardous Materials) arising from or under any Environmental Law.

                                    (B)     "Environmental Law"  means any
applicable law regulating or prohibiting Releases of Hazardous Materials into any part of the natural environment, or pertaining to the protection of natural resources, the environment and public and employee health and safety including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. ss.9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et, seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et, seq.), The Clean Water Act (33 U.S.C. ss.1251 et, seq.), the Clean Air Act (33 U.S.C. ss.7401 et, seq.), the Toxic Substances Control Act (15 U.S.C. ss.7401 et, seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.136 et, seq.), and the Occupational Safety and Health Act (29 U.S.C. ss.651 et, seq.) ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, including, without limitation, the Industrial Site Recovery Act ("IRSA"), and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date;

                                    (C)      "Hazardous Material" means any
substance, material or waste which is regulated by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law and shall also include, without limitation, petroleum, petroleum products, asbestos, polychlorinated biphenyls and radioactive materials;

                                    (D)      "Release" means any release, spill,
effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, disposal, leaching, or migration into the environment, including any property owned by the Company, its Subsidiaries or DHDC or into or out of any property; and

                                    (E)      "Remedial Action" means all
actions, including, without limitation, any capital expenditures, required by a governmental entity or required under any Environmental Law by the Company, its Subsidiaries or DHDC, or voluntarily undertaken by the Company, its Subsidiaries or DHDC to (I) clean up, remove, treated, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment, (II) prevent the Release or threatened of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment,
(III) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release, or (IV) bring the applicable party into compliance with any Environmental Law.

                           (ii)     Except as set forth in Company SEC Documents
or Section 3.1(q) of the Disclosure Schedule:

                                    (A)     The operations of the Company, its
Subsidiaries and DHDC have been and, as of the Closing Date, will be, in compliance with all Environmental Laws, except where the failure to be in compliance will not have a Material Adverse Effect on the Company;

                                    (B)      The Company, its Subsidiaries and
DHDC have obtained and will, as of the Closing Date, maintain all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except such permits the lack of which would not have a Material Adverse Effect on the Company;

                                    (C)     The Company, its Subsidiaries and
DHDC are not subject to any outstanding written orders from, or written agreements with, any Governmental Entity or other Person respecting (1) Environmental Laws, (2) Remedial Action, or (3) any Release or threatened Release of a Hazardous Material;

                                    (D)      The Company, its Subsidiaries and
DHDC have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability is outstanding;

                                    (E)     To the knowledge of the Company,
neither the Company, any of its Subsidiaries or DHDC has any contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) which will have a Material Adverse Effect on the Company;

                                    (F)     Except for de minimis amounts which
are regulated as conditionally exempt small quantity generators, the operations of the Company, its Subsidiaries and DHDC do not involve the transportation, treatment, storage, or disposal of hazardous waste for purposes of the requirements set forth under, 40 C.F.R. Parts 260-270 or any state equivalent;

                                    (G)     There is not now, nor to the
knowledge of the Company has there been in the past, on or in any property owned by the Company, its Subsidiaries or DHDC any of the following: (1) any underground storage tanks or surface impoundments, (2) any asbestos-containing materials, or (3) any polychlorinated biphenyls;

                                    (H)     No judicial or administrative
proceedings are pending or, to the knowledge of the Company, threatened against the Company, its Subsidiaries or DHDC alleging the violation of or seeking to impose liability pursuant to any Environmental Law and there are no investigations pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or DHDC under Environmental Laws, in each case which will have a Material Adverse Effect on the Company; and

                                    (I)     The Company and its Subsidiaries
have made available to TAGTCR true and complete copies of all environmentally related audits, assessments, studies, reports, analyses, and results of investigations prepared within the past five years of any real property currently or formerly owned, operated or leased by the Company, its Subsidiaries or DHDC that are in the possession, custody or control of the Company, any of its Subsidiaries or DHDC.

                  (q) Insurance. Set forth on Section 3.1(q) of the Disclosure Schedule is a true and complete list and description of insurance policies (including information on the premiums payable in connection therewith, the scope and amount of the coverage and deductibles provided thereunder and all claims against such policies) maintained by the Company, any of its Subsidiaries and DHDC.


                  (r) DHDC Financial Statements. The Company has made available to TAGTCR the operating statement for DHDC for the period commencing January 1, 1998 until September 30, 1998 (the "DHDC Financial Statements"). The DHDC Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments) the results of operations of DHDC for the periods presented therein.

                  (s) Board of Directors Recommendation. The Board of Directors of the Company, based upon the unanimous recommendation of a Special Committee consisting of only non-employee directors of the Company, at a meeting duly called and held, has by the vote of those directors present (i) determined that this Agreement, the Merger and the transactions contemplated hereby are fair to and in the best interests of the stockholders of the Company (other than TAGTCR and the holders of Recapitalization Shares) and has approved the same, and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve and adopt this Agreement, the Merger and the transactions contemplated hereby.

                  (t) Material Contracts. Except as set forth in the Company SEC Reports, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any director, officer or employee of the Company, and, without limiting the generality of the foregoing, no amount paid or payable by the Company in connection with the Merger with the other transactions contemplated hereby will be an

"excess parachute payment" within the meaning of Section 280G of the Code. Each contract, agreement or other document or instrument ("Material Contract") to which the Company or any of its Subsidiaries is a party that was required to be filed as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1997 was so filed. None of the Company or its Subsidiaries is (with or without lapse of time or giving notice, or both) in material breach or default in any respect under any Material Contract. Except for the Rights Agreement, the Company is not a party to or subject to any "poison pill", shareholders rights plan, rights agreement or similar agreement, instrument or plan.

                  (u) Fairness Opinion. The Company has received the opinion of The Robinson-Humphrey Company, LLC, financial advisor to the Company (the "Financial Advisor"), to the effect that, as of the date hereof, the Merger Consideration to be received by the stockholders of the Company in the Merger is fair, from a financial point of view, to the stockholders of the Company.

                  (v) Regulatory Filings. The Company has made available for inspection by TAGTCR complete copies of all material registrations, filings and submissions made since January 1, 1996 by the Company or any Subsidiary with any Governmental Entity and any reports of examinations issued since January 1, 1996 by any such Governmental Entity that relate to the Company or any Subsidiary. The Company and each Subsidiary has filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, except where the failure to file, in the aggregate, will not have a Material Adverse Effect on the Company; and, to the knowledge of the Company, all such reports, statements, documents, registrations, filings or submissions were in all material respects true, and complete and accurate when filed, except where such incompleteness or inaccuracy individually, or in the aggregate, will not have a Material Adverse Effect on the Company.

                  (w) State Takeover Laws. The Company's Board of Directors has taken such action so that no takeover statute or similar statute or regulation of the State of Delaware or the State of Georgia (and, to the knowledge of the Company after due inquiry, of any other state or jurisdiction) applies to this Agreement, the Merger, or any of the other transactions contemplated hereby.

         3.2 Representations and Warranties of TAGTCR. TAGTCR represents and warrants to the Company as follows:

                  (a) Organization, Standing and Power. TAGTCR is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the conduct of its business, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to become so licensed does not have or could not reasonably be expected to have a Material Adverse Effect on TAGTCR.

                  (b)      Authority; No Violations; Consents and Approvals.

                           (i)      TAGTCR has all requisite corporate power and
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TAGTCR. This Agreement has been duly executed and delivered by TAGTCR and (assuming this Agreement is duly executed and delivered by the Company) constitutes a valid and binding obligation of TAGTCR enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           (ii)     The execution and delivery of this Agreement
and the consummation of the Merger and the other transactions contemplated hereby by TAGTCR, following the satisfaction or waiver of the conditions set forth in Article VI, will not: (A) violate any provision of the Certificate of Incorporation or Bylaws of TAGTCR, (B) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under; give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any obligation; or result in the creation of a Lien or right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Violation") pursuant to any loan or credit agreement, note, mortgage, deed of trust, indenture, lease or other agreement, obligation, instrument, concession, franchise or license of TAGTCR or
(C) any law applicable to TAGTCR or its respective property or assets; provided, however, that no representation or warranty is made in the foregoing clauses (B) and (C) with respect to matters that, individually or in the aggregate, will not have a Material Adverse Effect on TAGTCR.

                           (iii)    No consent, approval, order or authorization
of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity, is required by or with respect to TAGTCR in connection with the execution and delivery of this Agreement by TAGTCR or the consummation by TAGTCR of the transactions contemplated hereby, except for (A) filings under the HSR Act, (B) the filing with the SEC of such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws,
(E) the approval of this Agreement and the Merger pursuant to applicable laws governing health maintenance organizations, limited service health organizations, and insurance holding companies set forth in the Disclosure Schedule, and (F) the filing of a Form A Statement Regarding the Acquisition of Control of a

Domestic Insurer with the Arizona and Texas Departments of Insurance and the approval thereof by the Arizona and Texas Directors of Insurance.

                  (c) Information Supplied. None of the information supplied or to be supplied by TAGTCR for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by TAGTCR for inclusion or incorporation by reference in the Schedule 13E-3 will, on the date filed with the SEC or at the time of the Company Stockholders Meeting or the Effective Time, contain any untrue statement of a material fact or admit to state any material facts required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3, insofar as it relates to TAGTCR or other information supplied by TAGTCR for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

                  (d) Board of Directors Recommendation. The Board of Directors of TAGTCR, at a meeting duly called and held (or by valid written consent in lieu thereof), has determined that this Agreement, the Merger and the transactions contemplated hereby are fair to and in the best interests of TAGTCR and have approved the same. The Board of Directors of TAGTCR has approved this Agreement and the Merger at a meeting duly called and held (or by valid written consent in lieu thereof) and no further approval is required pursuant to the DGCL, the Certificate of Incorporation or the Bylaws of TAGTCR.

                  (e) Delaware Law. TAGTCR was not, immediately prior to the execution of this Agreement, an "interested stockholder" within the meaning of Section 203 of the DGCL.

         3.3 Representations and Warranties of the Guarantors. Each of the Guarantors represents and warrants severally with respect to themselves to the Company as follows:

                  (a) Organization, Standing and Power. Each of the Guarantors is an entity duly organized, validly existing, and in good standing under the laws of its formation, has all requisite corporate or partnership power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the conduct of its business, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to become so licensed does not have or could not reasonably be expected to have a Material Adverse Effect on each of the Guarantors.

                  (b)      Authority; No Violations; Consents and Approvals.

                           (i)      Each of the Guarantors has all requisite
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Guarantors. This Agreement has been duly executed and delivered by each of the Guarantors and (assuming this Agreement is duly executed and delivered by the Company) constitutes a valid and binding obligation of each of the Guarantors enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           (ii)     The execution and delivery of this Agreement
and the consummation of the Merger and the other transactions contemplated hereby by each of the Guarantors, following the satisfaction or waiver of the conditions set forth in Article VI, will not: (A) violate any provision of the formation documents of each of the Guarantors, (B) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under; give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any obligation; or result in the creation of a Lien or right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Violation") pursuant to any loan or credit agreement, note, mortgage, deed of trust, indenture, lease or other agreement, obligation, instrument, concession, franchise or license or (C) any law applicable to each of the Guarantors or its respective property or assets, which has or could reasonably be expected to have a Material Adverse Effect on each of the Guarantors; provided, however, that no representation or warranty is made in the foregoing clauses (B) and (C) with respect to matters that, individually or in the aggregate, will not have a Material Adverse Effect on each of the Guarantors.

                           (iii)      No consent, approval, order or
authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity, is required by or with respect to any Guarantor in connection with the execution and delivery of this Agreement by such Guarantor or the consummation by such Guarantor of the transactions contemplated hereby, except for (A) filings under the HSR Act, (B) the filing with the SEC of such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware,
(D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, (E) the approval of this Agreement and the Merger pursuant to applicable laws governing health maintenance organizations, limited service health organizations, and insurance holding companies set forth in the Disclosure Schedule, and (F) the filing of a Form A Statement Regarding the

Acquisition of Control of a Domestic Insurer with the Texas and Arizona Departments of Insurance and the approval thereof by the Texas and Arizona Directors of Insurance.

                  (c) Information Supplied. None of the information supplied or to be supplied by any Guarantor for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by any Guarantor for inclusion or incorporation by reference in the Schedule 13E-3 will, on the date filed with the SEC or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or admit to state any material facts required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3, insofar as it relates to any Guarantor or other information supplied by any Guarantor for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

                  (d) Bridge Loan and Financing Commitment. TAGTCR or the Guarantors have received (i) a written commitment (each of which is conditioned upon the conditions set forth therein) from NationsBridge, L.L.C., NationsBank, N.A. and NationsBanc Montgomery Securities, LLC (collectively, the "Banks") for the provision of a guaranteed loan in the amount of $20 million and senior and subordinated debt financing of approximately $145 million in the aggregate, (ii) written commitments from the Guarantors to subscribe for an aggregate of at least $87.7 million (including the DHDC Rollover (as defined below)), and (iii) a written commitment from certain existing stockholders of the Company to cause 200,000 shares of Company Common Stock to be treated as Recapitalization Shares (the commitments set forth in (i), (ii) and (iii) are collectively referred to as the "Commitments"). The DHDC Rollover shall mean the agreement by GTCR to contribute its DHDC common stock (including the shares of DHDC common stock which GTCR has agreed to repurchase from RH Capital Partners, L.P.) directly or indirectly into Surviving Corporation immediately after the Effective Time, which agreement shall be valued so as to return $10 million and provide a 31% internal rate of return on GTCR's $10.0 million investment in DHDC from September 12, 1997. Based upon the representations and warranties set forth in
Section 3.1, the aggregate of $255.7 million of financing contemplated by the Commitments (the "Financing") will be sufficient (i) to consummate the Merger and pay the Merger Consideration and the Option Consideration, (ii) to pay all fees and expenses required to be paid by TAGTCR and the Company in connection with the Merger and the transactions contemplated thereby, and (iii) to refinance the existing indebtedness of the Company to financial institutions. True and correct copies of the Commitments have been provided to the Company prior to the date hereof. The terms and conditions of the Convertible Participating Preferred Stock to be received by the holders of Recapitalization Shares will be identical to the Convertible Participating Preferred Stock to be received by the Guarantors. The holders of the Recapitalization Shares that receive Convertible Participating Preferred Stock will pay a per share amount equal to that paid by the Guarantors.

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

      4.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees that (except as expressly contemplated or permitted by this Agreement, or to the extent that TAGTCR shall otherwise consent in writing):

                  (a) Ordinary Course. Each of the Company and its Subsidiaries shall conduct its business and operations in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees and preserve satisfactory relationships with customers, suppliers, distributors and others having business dealings with it and will take no action which would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby.

                  (b) Dividends; Changes in Stock. The Company shall not, nor shall it permit any of its Subsidiaries to: (i) declare, set aside, or pay any dividends on or make other distributions (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock (other than dividends or distributions by any Subsidiary to the Company), (ii) split, combine, or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem, or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof, as contemplated by this Agreement or as contemplated by employee benefit and dividend reinvestment plans as in effect on the date hereof which terms are set forth on Section 4.1(b) of the Disclosure Schedule.

                  (c) Issuance of Securities. The Company shall not, nor shall it permit any of its Subsidiaries to (i) grant any options, warrants or rights, to purchase shares of Company Common Stock, (ii) amend any Option or Option Plan, (iii) reprice any Option or Option Plans, or (iv) issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class or series, any Company Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Company Voting Debt or convertible securities, other than (A) the issuance of shares of Company Common Stock pursuant to the terms of the ESPP pursuant to purchase requests made prior to the date hereof, upon the exercise of Options granted under Option Plans which are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to Option Plans or pursuant to any individual agreements such as employment agreements, executive termination agreements (in each such case, as in effect on the date hereof); and (B) issuances by a wholly-owned Subsidiary of its capital stock to its parent.

                  (d) Governing Documents. The Company shall not amend or propose to amend its Certificate of Incorporation or Bylaws except to give effect to the Merger.

                  (e) Solicitation. On and after January 18, 1999, notwithstanding any other covenant or agreement contained in this Agreement to the contrary, the Company, its Subsidiaries and DHDC and any of the respective officers, directors, employees, agents and representatives of the Company, its Subsidiaries and DHDC (including, without limitation, any investment banker, attorney or accountant retained by the Company, any of its Subsidiaries or DHDC) shall be permitted to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, recapitalization or similar transaction involving, or any purchase of all or any significant portion of the assets of, or any equity interest in, the Company, any Subsidiary or DHDC (an "Acquisition Proposal") and to engage in any negotiations concerning, and provide any confidential information or data to, and have any discussions with, any person relating to any Acquisition Proposal, and may otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will notify TAGTCR immediately after it receives an indication of interest, inquiry or proposal from a third party regarding an Acquisition Proposal and such third party commences a due diligence investigation of the Company with respect to such Acquisition Proposal. The Company will keep TAGTCR apprised of all material developments relating to such Acquisition Proposal.

                  (f) No Acquisitions. The Company shall not, nor shall permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof without the prior consent of TAGTCR.

                  (g) No Dispositions. Other than dispositions in the ordinary course of business consistent with past practice which are not material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, the Company shall not, nor shall it permit any of its Subsidiaries to, sell, transfer, lease (whether such lease is an operating or capital lease), encumber, agree to sell, transfer, lease or otherwise dispose of, any of its assets.

                  (h) Governmental Filings. The Company shall promptly provide TAGTCR (or its counsel) with copies of all filings made by the Company with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                  (i) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, authorize, recommend, propose or announce an intention to adopt or enter into any agreement in principle or an agreement with respect to, any plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries.

                  (j) Other Actions. Except as contemplated by this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of the Company's representations or warranties hereunder being untrue in any material respect or in any of the Company's covenants hereunder or any of the conditions to the Merger not being satisfied in all material respects.

                  (k) Certain Employee Matters. The Company shall not, nor shall it permit any if its Subsidiaries to (i) grant any increase in the base compensation (excluding bonuses) of any of its directors, officers or key employees who have base compensation of $100,000 a year or more, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Company Benefit Plans or Company Pension Plans as in effect on the date hereof to any such director, officer or key employee, whether past or present, (iii) enter into any new, or materially amend any existing, employment or severance or termination agreement with any such director, officer or key employee, or (iv) except as may be required to comply with applicable law, become obligated under any new Company Employee Benefit Plan or Company Pension Plan, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

                  (l)      Indebtedness; Agreements.

                           (i)      The Company shall not, nor shall the Company
permit any of its Subsidiaries to, assume or incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others or create any Liens on the property of the Company or any of its Subsidiaries in connection with any indebtedness thereof, or enter into any "keep well" or other agreement or arrangement to maintain the financial condition of another Person, other than the incurrence of indebtedness in accordance with the Company's existing line of credit with First Union National Bank, providing that the proceeds of such indebtedness are used only in the ordinary course of business and consistent with past practice (which includes funding acquisitions permitted under this Agreement).

                           (ii)     The Company shall not, nor shall the Company
permit any of its Subsidiaries to, (a) make any loans, advances or capital contributions to, or investments in, any other person or (b) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the ordinary course of business and consistent with past practice; provided, that Dent Lease, Inc. may continue to make capital expenditures that do not exceed $50,000 during any three month period.

                           (iii)      The Company shall not, nor shall the
Company permit any of its Subsidiaries to, enter into, modify, rescind, terminate, waive, release or otherwise amend in any material respect any of the terms or provisions of any Material Contract.

                  (m) Accounting. The Company shall not change, other than in the ordinary course of business, consistent with past practice or as required by the SEC or by law, any of its accounting policies, procedures, practices, books and records.

                  (n) Capital Expenditures. The Company shall not, nor shall the Company permit any of its Subsidiaries to, incur any capital expenditures, that in the aggregate, are in excess of $500,000; provided, that DentLease, Inc. may continue to make capital expenditures that do not exceed $50,000 during any three month period.

                  (o) Insurance. Neither the Company nor any Subsidiary shall permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to TAGTCR.

                  (p) Hedging. Neither the Company nor any Subsidiary shall enter into any hedging, option, derivative or other similar transaction.

                  (q) Transfer of Interest in DHDC and DHMI. Prior to the Effective Time, the Company will cause all equity interests in DHDC and DHMI owned by it or any of its subsidiaries to be transferred to a newly formed, wholly owned subsidiary of the Company.

         4.2      Covenants of TAGTCR and the Guarantors.

                  (a) TAGTCR and the Guarantors will use their respective reasonable best efforts to cause the Financing to be closed on terms consistent with the Commitments; provided that the Guarantors can reduce the amount of equity they contribute to the extent of Recapitalization Shares in excess of $3.0 million such that the aggregate amount of Recapitalization Shares does not exceed $10 million. In the event that any portion of the Financing becomes unavailable, regardless of the reason therefor, TAGTCR and the Guarantors will use their respective reasonable best efforts to arrange alternative financing on behalf of the Company from other sources on and subject to substantially the same terms and conditions as the portion of the Financing that has become unavailable. TAGTCR and the Guarantors shall use their respective reasonable best efforts to (i) satisfy on or before the Closing all requirements of the definitive agreements pursuant to which the Financing will be obtained (the "Financing Agreements") which are conditions to closing to be satisfied by TAGTCR with respect to all transactions constituting the Financing and to drawing down the cash proceeds thereunder; (ii) defend all lawsuits or other legal proceedings challenging the Financing Agreements or the consummation of the transactions contemplated thereby; and (iii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated thereby. TAGTCR and the Guarantors shall keep the Company apprised of all material developments relating to the Financing. Any fees to be paid by the Company or any other obligations to be incurred by the Company in connection with the Financing shall be subject to the occurrence of the Closing.

                  (b) The Guarantors agree that on or prior to the Closing Date they will purchase or cause to be purchased equity of TAGTCR for a cash purchase price of at least $87.7 million in the aggregate (including the DHDC Rollover), subject to the terms and conditions of, and in accordance with the standards set forth in, the equity commitment letter of Guarantors dated the date hereof; provided that, the Guarantors can reduce the amount of equity they contribute to the extent of Recapitalization Shares in excess of $3.0 million such that the aggregate amount of Recapitalization Shares does not exceed $10 million.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1      Preparation of the Proxy Statement; Company Stockholders
Meeting.

                  (a) As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement under the Exchange Act, and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC. TAGTCR shall furnish all information about itself, its business and operations and its owners and all financial information to the Company as may be reasonably necessary in connection with the preparation of the Proxy Statement. TAGTCR agrees promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect. The Company shall notify TAGTCR of the receipt of any comments of the SEC with respect to the Proxy Statement and shall use its reasonable best efforts to respond to all SEC comments with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable date. The Company shall give TAGTCR and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give TAGTCR and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. If at any time prior to the Effective Time, any event with respect to the Company or any of its Subsidiaries or with respect to other information supplied by the Company or TAGTCR for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment or supplement to the Proxy Statement, as the case may be, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

                  (b) The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of approving this Agreement and the transactions contemplated hereby. Except if the Special Committee of the Board of Directors has received a bona fide offer of an Acquisition Proposal that would be a Superior Transaction (as defined below), the Company, through its Board of Directors, shall recommend to its stockholders approval of this Agreement (which recommendation shall be contained in the Proxy Statement) and shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of approval and adoption of this

Agreement. A "Superior Transaction" is a transaction that the Special Committee determines in its good faith judgment, after consultation with its legal and financial advisors, (i) is reasonably capable of being completed, taking into account, all legal, financial, regulatory and other aspects of the proposal and the third party making the proposal, and (ii) provides greater value to the holders of Common Stock (specifically taking into account the expected value of the consideration to be received by the holders of Common Stock on the date such consideration is expected to be received by such holders) than the Merger Consideration contained in this Agreement.

                  (c) As soon as practicable following the date of this Agreement, TAGTCR shall prepare and file with the SEC the Schedule 13E-3. TAGTCR shall use all reasonable best efforts to have the Schedule 13E-3 cleared by the SEC. The Company shall furnish all information about itself, its business and operations and its owners and all financial information to TAGTCR as may be reasonably necessary in connection with the preparation of Schedule 13E-3. The Company agrees promptly to correct any information provided by it for use in
Schedule 13E-3 if and to the extent that such information shall have become false or misleading in any material respect. TAGTCR shall notify the Company of the receipt of any comments of the SEC with respect to Schedule 13E-3. TAGTCR shall give the Company and its counsel the opportunity to review Schedule 13E-3 prior to its being filed with the SEC and shall give the Company and its counsel the opportunity to review all amendments and supplements to Schedule 13E-3 and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. If at any time prior to the Effective Time, any event with respect to TAGTCR or with respect to other information supplied by TAGTCR or the Company for inclusion in Schedule 13E-3, shall occur which is required to be described in an amendment or supplement to
Schedule 13E-3, as the case may be, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC.

         5.2 Access to Information. Upon reasonable notice, the Company shall, and shall cause each of its Subsidiaries to, (i) afford to the officers, employees, accountants, counsel and other representatives of TAGTCR, including financing sources, access, during normal business hours from the date hereof to the Effective Time, to all the properties, books, contracts, and commitments, and (ii) furnish promptly to TAGTCR (a) a copy during such period of all materials filed pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as TAGTCR may reasonably request. The Confidentiality Agreements between the Company and each of TAGTCR, GTCR Golder-Rauner, LLC and TA/Advent VIII L.P., dated as of July 14, 1998 (collectively the "Confidentiality Agreement") shall apply with respect to information furnished thereunder or hereunder and any other activity contemplated thereby. No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement or any party hereto or any condition to the obligations of the parties hereto.

         5.3      Broker and Finders.

                  (a) The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finders fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except for The Robinson-Humphrey Company, LLC and Morgan, Stanley & Co. Incorporated, whose fees and expenses will be paid by the Company in accordance with the Company's agreements with such firms (copies of which have been delivered by the Company to TAGTCR prior to the date of this Agreement).

                  (b) TAGTCR represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finders fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

         5.4      Indemnification; Directors' and Officers' Insurance.

                  (a) The Company shall, and from and after the Effective Time, the Surviving Corporation shall, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Company or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of or pertaining to the fact that such person is or was a director or officer of the Company or any of its Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent a corporation is permitted under the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits broader rights than such law permitted prior to such amendment and only to the extent such amendment is not retroactively applicable) to indemnify its own directors or officers, as the case may be. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Surviving Corporation, and the Company or the Surviving Corporation shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses incurred, in either case to the fullest extent and in the manner permitted by the DGCL; and (ii) the Company or the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). Any Indemnified Party wishing to claim indemnification under this Section 5.4, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (or after the Effective Time, the Surviving Corporation) (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 5.4 except to the extent such failure materially prejudices such party), and shall to the extent required by the DGCL deliver to the Company (or after the Effective Time, the Surviving Corporation) the undertaking contemplated by
Section 145(c) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Company and TAGTCR agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

                  (b) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries (provided that TAGTCR may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the Indemnified Parties) with respect to matters arising before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to maintain such insurance with comparable coverage if the cost of such insurance is more than 125% of the cost of such insurance in the prior year, but in such case, the Surviving Corporation shall purchase as much coverage as possible for such amount.

         5.5 Efforts and Actions. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (a) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all applicable Governmental Entities and the making of all necessary registrations and filings, including, without limitation, filings under the HSR Act and filings with such Governmental Entities, and the taking of all reasonable steps (including furnishing any information to any party hereto as such party may reasonably request in connection with any such filing) as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any such Governmental Entity, (b) the obtaining of all necessary consents, approvals or waivers from the third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (d) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of this Agreement.

         5.6 Publicity. The parties will consult with each other and will mutually agree upon any press release or public announcement pertaining to this Agreement, the Merger or any transactions contemplated hereby and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law or by obligations arising under the Company's listing agreement with NASDAQ, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

         5.7 Notice of Certain Events. The Company shall give prompt written notice to TAGTCR, and TAGTCR shall give prompt notice to the Company, of
(a) the occurrence or nonoccurrence of any event that would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at or prior to the Effective Time and (b) any failure of the Company or TAGTCR, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.7 shall not serve to cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.8 State Takeover Laws. The Company shall, upon the request of TAGTCR, take all reasonable steps to assist in any challenge by TAGTCR to the validity or applicability to the transactions contemplated by this Agreement, including the Merger, of any state takeover law.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon if such vote is required by applicable law.

                  (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                  (c) Governmental Consents. All licenses, permits, consents, authorizations, approvals, qualifications and orders of Governmental Entities set forth in Section 3.1(c)(iii) of this Agreement shall have been obtained except where the failure to obtain such licenses, permits, consents, authorizations, approvals, qualifications and orders, individually and in the aggregate, will not have a material Adverse Effect on the Company.

         6.2 Conditions of Obligations of TAGTCR and the Guarantors. The obligations of TAGTCR and each of the Guarantors to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by TAGTCR and each Guarantor respectively:

                  (a) No Material Adverse Effect. There shall not have occurred a Material Adverse Effect on the Company from January 18, 1999 to the Effective Time.

                  (b) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly relate to an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement and except that, with respect to representations and warranties otherwise qualified by Material Adverse Effect, for purposes of the satisfaction of this condition, such representations and warranties shall be true and correct in all respects. TAGTCR shall have received a certificate signed on behalf of the Company by the chief executive officer and by the chief financial officer of the Company to such effect.

                  (c) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and TAGTCR shall have received a certificate signed on behalf of the Company by the chief executive officer and by the chief financial officer of the Company to such effect.

                  (d) Financing. The Company shall have received the proceeds of the Financing or other financings reasonably acceptable to TAGTCR in amounts sufficient to consummate the transactions contemplated by this Agreement, including, without limitation, amounts sufficient (i) to pay the Merger Consideration, (ii) to refinance existing indebtedness of the Company, and (iii) to pay any fees and expenses in connection with the transactions contemplated by this Agreement or the financing thereof; provided, however, that this condition shall be deemed to have been satisfied if TAGTCR and the Guarantors shall not have complied in all material respects with all of their respective covenants under Section 4.2.

                  (e) No Injunctions or Restraints. There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any Governmental Entity or other action taken, nor statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Company or any of its Subsidiaries or the Merger or this Agreement by any Governmental Entity which shall have remained in effect, which, or any suit, claim, action or proceeding before any Governmental Entity, which, if adversely decided, would have the effect of: making illegal, materially delaying or otherwise directly or indirectly restraining or prohibiting the Merger, or the consummation of any of the other transactions contemplated by this Agreement; provided, however, that TAGTCR shall have complied with its obligations under
Section 5.5.

         6.3 Conditions of Obligations of the Company. The obligations of the Company to affect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Company.

                  (a) Representations and Warranties of TAGTCR. The representations and warranties of TAGTCR set forth in this Agreement shall be true in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly relate to an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement and except that, with respect to representations and warranties otherwise qualified by Material Adverse Effect, for purposes of the satisfaction of this condition, such representations and warranties shall be true and correct in all respects. The Company shall have received a certificate signed on behalf of TAGTCR by an executive officer of TAGTCR to such effect.

                  (b) Representations and Warranties of the Guarantors. The representations and warranties of the Guarantors set forth in this Agreement shall be true in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly relate to an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement and except that, with respect to representations and warranties otherwise qualified by Material Adverse Effect, for purposes of the satisfaction of this condition, such representations and warranties shall be true and correct in all respects. The Company shall have received certificates signed on behalf of each Guarantor by an executive officer of such Guarantor to such effect.

                  (c) Performance of Obligations of TAGTCR. TAGTCR shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of TAGTCR by an executive officer of TAGTCR to such effect.

                  (d) Performance of Obligations of the Guarantors. The Guarantors shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received certificates signed on behalf of each Guarantor by an executive officer of such Guarantor to such effect.

                  (e) No Injunctions or Restraints. No court of competent jurisdiction or Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of preventing or prohibiting the consummation of the transactions contemplated by this Agreement or the effective operation of the business of the Company and the Subsidiaries after the Effective Time; provided, however, that the Company shall have complied with its obligations under Section 5.5.

                                   ARTICLE VII
                            TERMINATION AND AMENDMENT

         7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the Company:

                  (a) by mutual written consent of the Company, by action of the Special Committee of its Board of Directors, and TAGTCR, by action of its Board of Directors;

                  (b) by the Company if there has been a material breach or failure to perform any representation, warranty, covenant or agreement on the part of TAGTCR which breach or failure to perform has not been cured within 30 calendar days following receipt by TAGTCR of notice of such breach or failure;

                  (c) by TAGTCR if there has been a material breach or failure to perform any representation, warranty, covenant or agreement on the part of the Company which breach or failure to perform has not been cured within 30 calendar days following receipt by the Company of notice of such breach or failure;

                  (d) by TAGTCR or the Company if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable;

                  (e) by TAGTCR or the Company if the Merger shall not have been consummated on or before June 30, 1999;

                  (f) by TAGTCR in the event the Special Committee of the Board of Directors or the Board of Directors of the Company shall have (i) withdrawn or adversely modified its approval or recommendation of the Merger or this Agreement, (ii) failed to duly call, give notice of, convene or hold the Company Stockholders Meeting and at the time of such failure an Acquisition Proposal by any Person (other than TAGTCR or its affiliates) shall have been publicly announced or provided to the Company or the Special Committee, (iii) recommended, approved, or accepted an Acquisition Proposal by any Person (other than TAGTCR or its affiliates), or (iv) resolved to do any of the foregoing (or the Company has agreed to do any of the foregoing);

                  (g) by the Company if the Special Committee of the Board of Directors or the Board of Directors of the Company accepts or recommends to the holders of the shares of Company Common Stock approval or acceptance of, an Acquisition Proposal by any Person (other than TAGTCR or its affiliates); provided, however that the Company shall not terminate this Agreement pursuant to this Section 7.1(g) without providing TAGTCR at least five (5) days prior written notice, which notice shall include in reasonable detail the terms of the Acquisition Proposal; or

                  (h) by TAGTCR or the Company if the Merger and this Agreement shall have been voted on by the holders of Company Common Stock, and the votes shall not have been sufficient to satisfy the condition set forth in
Section 6.1(a).

         7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or TAGTCR as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of TAGTCR or the Company or their respective affiliates, officers, directors, or stockholders, except (i) with respect to this Section 7.2, Section 5.2 and Section 7.3 each of which shall survive such termination, and (ii) for any breach by a party hereto of any of its representations, warranties, covenants or agreements contained in this Agreement.

         7.3      Payment of Fees and Expenses.

                  (a) Except as otherwise provided in this Section 7.3 and except with respect to claims for damages incurred as a result of the breach of this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

                  (b) The Company agrees to pay TAGTCR a fee in immediately available funds equal to the amount of all of TAGTCR's Designated Expenses upon the termination of this Agreement under Sections 7.1(f) or (g). Such Designated Expenses shall be paid on the second business day following the submission thereof by TAGTCR.

                  (c) In the event this Agreement shall be terminated pursuant to Section 7.1(h), and either (A) a transaction with any person (other than TAGTCR or its affiliates) that is contemplated by the term "Acquisition Proposal" and which is based on an Acquisition Proposal made prior to such termination of this Agreement, shall be consummated on or before the first anniversary of the termination of this Agreement, or (B) the Company shall enter into an agreement with any person (other than TAGTCR or its affiliates), on or before the first anniversary of the termination of this Agreement, with respect to an Acquisition Proposal which is made prior to such termination of this Agreement, and a transaction contemplated by the term "Acquisition Proposal" shall thereafter be consummated with such person, then the Company shall pay to TAGTCR a fee in immediately available funds equal to the amount of all of TAGTCR's Designated Expenses. Such Designated Expenses shall be paid on the second business day following the submission thereof by TAGTCR.

                  (d) TAGTCR agrees to pay the Company a fee in immediately available funds equal to the amount of all of the Company's Designated Expenses upon the termination of this Agreement under Sections 7.1(a) or (e), provided that the only unsatisfied closing condition (other than the delivery of customary closing documents) is the condition set forth in Section 6.2(d). Such Designated Expenses shall be paid on the second business day following the submission thereof by the Company. If the Agreement is terminated under Sections 7.1(a) or (e) and the only unsatisfied closing condition (other than the delivery of customary closing documents) is the condition set forth in Section 6.2(d), TAGTCR shall have no liability to the Company except as set forth in this Section 7.3(d) (it being understood that this sentence is for emphasis only, and is not meant to imply that but for this sentence, TAGTCR would otherwise have any liability to the Company in the event any closing condition is unsatisfied).

                  (e) TAGTCR agrees to pay the Company a fee in immediately available funds equal to the amount of all the Company's Designated Expenses upon the termination of this Agreement under Section 7.1(b). The Company agrees to pay TAGTCR a fee in immediately available funds equal to the amount of all of TAGTCR's Designated Expenses upon the termination of this Agreement under
Section 7.1(c). Such Designated Expenses shall be paid on the second business day following the submission thereof by the applicable party.

                  (f) For purposes of this Section 7.3, the term "Designated Expenses" shall mean, (i) with respect to the Company, all documented, reasonable out-of-pocket fees and expenses (not to exceed $1.0 million) incurred or paid by or on behalf of the Company and its affiliates to third parties, and (ii) with respect to TAGTCR, all documented, reasonable out-of-pocket fees and expenses (not to exceed $1.5 million) incurred or paid by or on behalf of TAGTCR and its affiliates to third parties, in each case in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including, without limitation, all printing costs and reasonable fees and expenses of counsel, investment banking firms, brokers, accountants, experts and consultants.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations or warranties and agreements (other than Sections
5.4 and 5.6) in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

         8.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid (and shall be deemed to have been duly given upon receipt), to the following address or telecopy number, or to such other address or addresses or telecopy numbers as may be subsequently designated by notice given hereunder:

                  (a)      if to TAGTCR, to:

                                    NMS Capital, L.P.
                                    600 Montgomery Street
                                    San Francisco, CA 94111
                                    Attn:  William Bunting
                                    Telephone:  415-627-2426
                                    Telecopy:   415-913-5704

                                    Golder, Thoma, Cressey, Rauner Fund V, L.P.
                                    6100 Sears Tower
                                    Chicago, Illinois  60606
                                    Attn:  Donald J. Edwards
                                    Telephone:  312-382-2200
                                    Telecopy:   312-382-2201

                                            and

                                    TA/Advent VIII L.P.
                                    High Street Tower
                                    Suite 2500
                                    125 High Street
                                    Boston, Massachusetts  02110
                                    Attn:  Roger B. Kafker
                                    Telephone:  617-574-6774
                                    Telecopy:   617-574-6728

                                    with a copy to:

                                    Kirkland & Ellis
                                    200 East Randolph Drive
                                    Chicago, Illinois 60601
                                    Attn:  Sanford E. Perl, Esq.
                                    Telephone:  312-861-2291
                                    Telecopy:   312-861-2200

                  (b)      if to the Company, to:

                                    Special Committee of the
                                    Board of Directors
                                    c/o CompDent Corporation
                                    100 Mansell Court East
                                    Suite 400
                                    Roswell, Georgia  30076
                                    Attn:  Joseph E. Stephenson, Chairman
                                    Telephone:  770-998-8936
                                    Telecopy:   770-992-4349

                                    with a copy to:

                                    King & Spalding
                                    191 Peachtree Street
                                    Atlanta, Georgia  30303
                                    Attn:  John J. Kelley III, Esq.
                                    Telephone:  404-572-4600
                                    Telecopy:   404-572-5100

         8.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         8.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.5 Entire Agreement; Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except that the rights under Section 5.4 shall inure to the benefit of and be enforceable by the Indemnified Parties.

         8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW

THEREOF. EACH OF TAGTCR, THE COMPANY AND THE GUARANTORS HEREBY (A) IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE (THE "DELAWARE COURTS") FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, (B) AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS,
(C) WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS, AND (D) AGREES NOT TO PLEAD OR CLAIM IN ANY DELAWARE COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

         8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         8.8 Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of TAGTCR, the Company and the Guarantors at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that, after this Agreement is approved by the Company's stockholders, no such amendment or modification shall reduce the amount or change the form of consideration to be delivered to the stockholders of the Company.

         8.9 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors or Committees thereof, as the case may be, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

         8.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or positing of any bond with respect to such remedy are hereby waived by each of the parties hereto.

         8.12     Guarantors.

                  (a) Each Guarantor hereby unconditionally and irrevocably guarantees severally, but not jointly, to the Company the due and punctual performance of each of the obligations and the undertakings of TAGTCR under this Agreement when and to the extent the same are required to be performed and subject to all of the terms and conditions hereof; provided, however, that neither TA nor GTCR shall have liability for more than 48.235% of any liability, and NMS shall not have liability for more than 3.530% of any liability, arising from a breach by TAGTCR under this Agreement, and provided, further that no Guarantor shall have any liability whatsoever under this guaranty after the Closing, whether based upon events occurring prior to or after the Closing. If TAGTCR shall fail to perform fully and punctually any obligation or undertaking of TAGTCR under this Agreement when and to the extent the same is required to be performed, subject to the first sentence of this Section 8.12(a) each Guarantor will upon written demand from the Company forthwith perform or cause to be performed such obligation or undertaking, as the case may be. The obligations of each Guarantor under this guaranty shall constitute an absolute and unconditional present and continuing guarantee of performance to the extent provided herein, and shall not be contingent upon any attempt by the Company to enforce performance by TAGTCR.

                  (b) Subject to 8.12(a), the obligations of each Guarantor under this guaranty are absolute and unconditional, are not subject to any counterclaim, set off, deduction, abatement or defense based upon any claim a Guarantor may have against the Company (except for any defense TAGTCR may have against the Company under the terms of this Agreement), and shall remain in full force and effect without regard to (i) any agreement or modification to any of the terms of this Agreement or any other agreement which may hereafter be made relating thereto; (ii) any exercise, non-exercise, or waiver by the Company of any right, power, privilege or remedy under or in respect of this Agreement;
(iii) any insolvency, bankruptcy, dissolution, liquidation, reorganization or the like of TAGTCR at or prior to the Closing; (iv) absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing causes (i) through (iii); (v) any transfer of shares of capital stock of TAGTCR, or any assignment by TAGTCR of its rights and obligations under this Agreement, to a wholly-owned subsidiary of TAGTCR or a Guarantor; or (vi) any other circumstance, whether similar or dissimilar to the foregoing.

                  (c) Each Guarantor unconditionally waives (i) any and all notice of default, non-performance or non-payment by TAGTCR under this Agreement, (ii) all notices which may be required by statute, rule of law or otherwise to preserve intact any rights of the Company against a Guarantor, including, without limitation, any demand, presentment or protest, or proof of notice of non-payment under this Agreement, and (iii) any right to the enforcement, assertion or exercise by the Company of any right, power, privilege or remedy conferred in this Agreement or otherwise.

                  (d) Notwithstanding any provision of this Agreement to the contrary, any liability arising under this contract or this guaranty shall be limited to $41.0 million, in the case of TA and GTCR, and $3.0 million, in the case of NMS.

         8.13 Disclosure Letters. The Disclosure Letter is hereby incorporated into this Agreement and is hereby made a part hereof as if set out in full in this Agreement. Certain information set forth in the Disclosure Letter is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Agreement to be signed by their respective officers thereunto duly authorized, all as of the amendment and restatement date first written above.

                             TAGTCR ACQUISITION, INC.

                             By:
                                 ----------------------------------------------
                                 Name:
                                 Title:


                             COMPDENT CORPORATION

                             By:
                                 ----------------------------------------------
                                 Name:
                                 Title:


                             TA/ADVENT VIII L.P.

                             By: TA Associates, Inc., its general partner

                                 By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                             GOLDER, THOMA, CRESSEY, RAUNER FUND V, L.P.

                             By: GTCR V, L.P., its General Partner

                                 By:  Golder, Thoma, Cressey, Rauner, Inc.
                                 Its: General Partner

                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:




                             NMS CAPITAL, L.P.

                             By: NMS CAPITAL MANAGEMENT LLC,
                                 its general partner

                                 By:
                                     ------------------------------------------
                                     Name:
                                     Title:

Schedule 2.2(c)

Kaufman Fund               ---      200,000 shares

Roger B. Kafker            ---      23,000 shares

Richard D. Tadler          ---      4,000 shares

Jane Broderick             ---      300 shares

Jonathan Goldstein         ---      6,000 shares

David Klock                ---      93,166.667

Phyllis Klock              ---      93,666,667

Schedule 2.2(d)

David Klock                ---      6,833.333 shares

Phyllis Klock              ---      6,333.333 shares

                                                                       EXHIBIT A



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              COMPDENT CORPORATION

                  This Amended and Restated Certificate of Incorporation has been duly adopted by CompDent Corporation (the "Corporation") in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.


                                    ARTICLE I

                  The name of the Corporation is CompDent Corporation.


                                   ARTICLE II

                  The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

                  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

                            PART A. AUTHORIZED SHARES

                  The total number of shares of capital stock which the Corporation has authority to issue is 11,200,000 shares, consisting of:

                  (1) 100,000 shares of Convertible Participating Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock");

                  (2) 100,000 shares of Perpetual Preferred Stock, par value $.01 per share (the "Perpetual Preferred Stock"); and

                  (3) 11,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

                  The Convertible Preferred Stock and Perpetual Preferred Stock are referred to collectively as the "Preferred Stock." The Preferred Stock and Common Stock are referred to collectively as the "Stock." The shares of Stock shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Part A, Part B or Part C of this Article IV are defined in Part D.

                  Except as otherwise restricted by this Amended and Restated Certificate of Incorporation, the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

                  Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

                PART A. CONVERTIBLE PARTICIPATING PREFERRED STOCK

                  1. Voting. Each share of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Convertible Preferred Stock could be converted pursuant to Section 5 below on the record date for the vote or written consent of stockholders, if applicable, with fractional votes for fractional shares. The holder of each share of Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders, excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof or by law.

                  2. Dividends. The holders of Convertible Preferred Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion; provided, however, that no such dividend may be declared or paid on any shares of Convertible Preferred Stock unless at the same time a dividend is declared or paid on all outstanding shares of Common Stock and vice versa, with holders of Convertible Preferred Stock and Common Stock sharing in any such dividends as if they constituted a single class of stock and with each holder of shares of Convertible Preferred Stock entitled to receive such dividends based on the number of shares of Common Stock into which such shares of Convertible Preferred Stock are then convertible in accordance with Section 5 below. The right to dividends on shares of Convertible Preferred Stock shall not be cumulative, and no right shall accrue to holders of Convertible Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.

                  3.       Liquidation.

                           (a) Liquidation Preference. Upon any Liquidation Event, each holder of outstanding shares of Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings, and before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Convertible Preferred Stock, an amount in cash equal to (i) $1,008.72 per share of Convertible Preferred Stock held by such holder (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Convertible Preferred Stock), plus (ii) any declared but unpaid dividends to which such holder of outstanding shares of Convertible Preferred Stock is then entitled, if any, pursuant to Sections 2 and 4(f) hereof (the sum of clauses (i) and (ii) being referred to herein as the "Convertible Preferred Base Liquidation Amount"), plus (iii) any interest accrued pursuant to Section 4(e) hereof to which such holder of Convertible Preferred Stock is entitled, if any (the sum of clauses
         (i), (ii) and (iii) being referred to herein as the "Convertible Preferred Liquidation Preference Amount"); provided, however, that if, upon any Liquidation Event, the amounts payable with respect to the Convertible Preferred Liquidation Preference Amount are not paid in full, the holders of the Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled; and provided further, however, that if upon any Liquidation Event the holders of the outstanding shares of Convertible Preferred Stock would receive more than the Convertible Preferred Liquidation Preference Amount in the event all of their shares were converted into shares of Perpetual Preferred Stock and Common Stock immediately prior to the record date for distributions in connection with such Liquidation Event, then each holder of an outstanding share of Convertible Preferred Stock shall receive, in lieu of the Convertible Preferred Liquidation Preference Amount, an amount equal to such holder's Perpetual Stock Liquidation Preference Amount (as defined in Section 3 of Part C below) under Section 3 of Part C below plus any dividends pursuant to Sections 2 or 4(f) hereof which are declared but unpaid and any interest due under Section 4(e) below in respect of such share as of the date of such Liquidation Event before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Convertible Preferred Stock, and thereafter shall share with the holders of Common Stock and any other stock ranking on liquidation junior to the Convertible Preferred Stock in the assets available for distribution, with such distributions to be made in cash and as if each share of Convertible Preferred Stock had been converted into the number of shares of Perpetual Preferred Stock and Common Stock issuable upon the conversion of such holder's shares of Convertible Preferred Stock immediately prior to any such Liquidation Event. The provisions of this Section 3 shall not in any way limit the right of the holders of Convertible Preferred Stock to elect to convert their shares of Convertible Preferred Stock into shares of Perpetual Preferred Stock and Common Stock pursuant to
         Section 5 prior to or in connection with any Liquidation Event.

                           (b) Notice. Prior to the occurrence of any Liquidation Event, the Corporation will furnish each holder of Convertible Preferred Stock notice in accordance with Section 7, together with a certificate prepared by the chief financial officer of the Corporation describing in detail the facts of such Liquidation Event, stating in detail the amount(s) per share of Convertible Preferred Stock each holder of Convertible Preferred Stock would receive pursuant to the provisions of Section 3(a) (both with respect to the amount a holder would receive pursuant to clauses (i) and (ii) of Section 3(a) and the amount a holder would receive pursuant to the second proviso of Section 3(a)) and stating in detail the facts upon which such amounts were determined.

                  4.       Redemption.

                           (a)      Redemption Events.

                                    (i)      Scheduled Redemption. At any one
                  time on or after _______, ____*, upon the election of the holder or holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding Convertible Preferred Stock, the Corporation shall redeem all (and not less than all, other than pursuant to Section 4(e) below) of the outstanding shares of Convertible Preferred Stock at the Convertible Preferred Redemption Price specified in Section 4(d). The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Convertible Preferred Stock not less than fifteen (15) days prior written notice, which notice shall set forth the date for such redemption.

                                    (ii)     Extraordinary Transactions. Upon
                  the election of the holder or holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding Convertible Preferred Stock in connection with any Extraordinary Transaction, then, as a part of and as a condition to the effectiveness of such Extraordinary Transaction, unless the holders of Convertible Preferred Stock shall have elected to convert their shares of Convertible Preferred Stock into shares of Perpetual Preferred Stock and Common Stock in accordance with the voluntary conversion provisions of Section 5 prior to the effective date of such Extraordinary Transaction, the Corporation shall, on the effective date of such Extraordinary Transaction, unless the Convertible Preferred Stock is acquired in such Transaction on terms giving effect to the preferential amount to which the Convertible Preferred Stock would be entitled in connection with a Liquidation Event and hereunder and otherwise as agreed to by sixty-six and two-thirds percent (66 2/3%) of the holders thereof, redeem all (but not less than all) of the outstanding shares of Convertible Preferred Stock for an amount equal to the Convertible Preferred Liquidation Preference Amount, such amount to be payable in cash or, at the election of holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding Convertible Preferred Stock, in the same form of consideration as is paid to the holders of Common Stock in such Extraordinary Transaction, and no payment shall be made to the holders of the Common Stock or any

-----------------------
* This date will be the eleventh anniversary of the date of the filing of this Restated Certificate of Incorporation.

                  other stock ranking on liquidation junior to the Convertible Preferred Stock unless such amount is paid in full. Notwithstanding the foregoing, if upon any Extraordinary Transaction the holders of the outstanding shares of Convertible Preferred Stock would receive more than the Convertible Preferred Liquidation Preference Amount in the event their shares were converted into shares of Perpetual Preferred Stock and Common Stock immediately prior to such Extraordinary Transaction, then each holder of Convertible Preferred Stock shall receive with respect to each outstanding share of Convertible Preferred Stock held by such holder an amount equal to the per share Perpetual Stock Liquidation Preference Amount under Section 3 of Part C below plus any dividends pursuant to Section 2 or 4(f) hereof which are declared but unpaid and any interest due under Section 4(e) in respect of such share as of the date of such Extraordinary Transaction before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Convertible Preferred Stock, payable in cash, and thereafter shall share with the holders of the Common Stock and any other stock ranking on liquidation junior to the Convertible Preferred Stock in the proceeds of such Extraordinary Transaction or, as applicable, shall receive an amount equal to the amount per share that would be paid if the shares of Common Stock receivable upon conversion of the Convertible Preferred Stock were being acquired in the Extraordinary Transaction at the same price per share as is paid for Common Stock, which excess amount shall be paid in the same form of consideration as is paid to holders of Common Stock, as if each share of Convertible Preferred Stock had been converted into the number of shares of Perpetual Preferred Stock and Common Stock issuable upon the conversion of such share of Convertible Preferred Stock in accordance with Section 5 hereof immediately prior to such Extraordinary Transaction. Notwithstanding the foregoing, in connection with the acquisition of the Convertible Preferred Stock in an Extraordinary Transaction which is accounted for by the acquiring entity as a pooling of interests, the holders of shares of Convertible Preferred Stock shall receive, if so required for the application of such accounting treatment, and in lieu of cash, the number of shares of common stock of such entity having a value equal to the amount otherwise payable to the holders of Convertible Preferred Stock in such Extraordinary Transaction pursuant to the preceding sentence and having the same registered status or registration rights as any other shares in such transaction. The foregoing election shall be made by such holders giving the Corporation and each other holder of Convertible Preferred Stock not less than five (5) business days prior written notice, which notice shall set forth the date for such redemption. The provisions of this Section 4 shall not in any way limit the right of the holders of Convertible Preferred Stock to elect to convert their shares into shares of Perpetual Preferred Stock and Common Stock pursuant to Section 5 prior to or in connection with any Extraordinary Transaction.

                           (b) Valuation of Distribution Securities. Any securities or other consideration to be delivered to the holders of the Convertible Preferred Stock upon any Extraordinary Transaction in accordance with the terms hereof shall be valued as follows:

                                    (i)      If traded on a nationally
                  recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing;

                                    (ii)     If traded over-the-counter, the
                  value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

                                    (iii)    If there is no active public
                  market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Convertible Preferred Stock, provided that if the Corporation and the holders of sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Convertible Preferred Stock are unable to reach agreement, then by independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid by the Corporation.


                           (c)      Notice by Corporation. Prior to the
         occurrence of any Extraordinary Transaction, the Corporation will furnish each holder of Convertible Preferred Stock notice in accordance with Section 7 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in detail all material terms of such Extraordinary Transaction, including without limitation the consideration to be delivered in connection with such Extraordinary Transaction, the valuation of the Corporation at the time of such Extraordinary Transaction and the identities of the parties to the Extraordinary Transaction.

                           (d) Purchase Date and Price. Upon the election of the holders of not less than sixty-six and two-thirds percent
         (66 2/3%) of the voting power of the outstanding Convertible Preferred Stock to cause the Corporation to redeem the Convertible Preferred Stock or otherwise to participate in an Extraordinary Transaction pursuant to Section 4(a)(i) or (ii), all holders of Convertible Preferred Stock shall be deemed to have elected to cause the Convertible Preferred Stock to be so redeemed or to so participate. Any date upon which a redemption or other acquisition shall actually occur in accordance with Section 4(a) shall be referred to as a "Convertible Preferred Redemption Date." The redemption/purchase price for each share of Convertible Preferred Stock redeemed or acquired pursuant to this Section 4 shall be the per share Convertible Preferred Liquidation Preference Amount or such greater per share amount as may be payable pursuant to the second sentence of Section 4(a)(ii), if applicable (the "Convertible Preferred Redemption Price"); provided, however, that if at a Convertible Preferred Redemption Date shares of Convertible Preferred Stock are unable to be redeemed (as contemplated by Section 4(e) below), then holders of Convertible Preferred Stock shall also be entitled to interest and dividends pursuant to Section 4(e) and (f). The aggregate Convertible Preferred Redemption Price shall be payable in cash in immediately available funds to the respective holders of the Convertible Preferred Stock on the Convertible Preferred Redemption Date (subject to

         Section 4(e)). Upon any redemption or purchase of the Convertible Preferred Stock as provided herein, holders of fractional shares shall receive proportionate amounts in respect thereof. Until the aggregate Convertible Preferred Redemption Price has been paid for all shares of Convertible Preferred Stock being redeemed or purchased: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) no shares of capital stock of the Corporation (other than the Convertible Preferred Stock in accordance with this Section 4) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided that, unless the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding Convertible Preferred Stock elect otherwise, the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation and its subsidiaries on terms approved by the Corporation's board of directors.

                           (e) Redemption Prohibited. If, at a Convertible Preferred Redemption Date, the Corporation is prohibited under the Delaware General Corporation Law from redeeming all shares of Convertible Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Convertible Preferred Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under the Delaware General Corporation Law, subject to Section 6(g). Any shares of Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in this Article IV. The Corporation shall take such action as shall be necessary or appropriate to review and promptly remove any impediment to its ability to redeem Convertible Preferred Stock or Perpetual Preferred Stock under the circumstances contemplated by this
         Section 4(e). In the event that the Corporation fails for any reason to redeem shares for which redemption is required pursuant to this Section 4, including without limitation due to a prohibition of such redemption under the Delaware General Corporation Law, then during the period from the applicable Convertible Preferred Redemption Date through the date on which such shares are redeemed, the applicable Convertible Preferred Base Liquidation Amount of such shares shall bear interest at the rate of twelve percent (12%) per annum, with such interest to accrue daily in arrears and to be compounded annually; provided, however, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess; provided, however, that any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the applicable Redemption Date. In the event the Corporation fails to redeem shares for which redemption is required pursuant to this Section 4 within six
         (6) months after the date on which redemption is required, for any reason, and such failure thereafter continues (the period during which such failure shall continue being referred to herein as a "Voting Period"), the number of Directors constituting the Board of Directors shall be automatically increased by a number equal to the number of Directors then constituting the

         Board of Directors, plus one, and the holders of shares of Convertible Preferred Stock then outstanding shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect such additional Directors. As soon as practicable after the commencement of the Voting Period, the Corporation shall call a special meeting of the holders of shares of Convertible Preferred Stock by mailing a notice of such special meeting to such holders, such meeting to be held not more than ten (10) days after the date of mailing of such notice. If the Corporation fails to send a notice, the meeting may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth business day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of shares of Convertible Preferred Stock held during a Voting Period at which Directors are to be elected (or with respect to any action by written consent in lieu of a meeting of stockholders), such holders, voting together as if a single class as contemplated by Section 1 (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of Directors prescribed in this Section 4(e), and each share of Convertible Preferred Stock shall be entitled to one (1) vote (whether voted in person by the holder thereof or by proxy or pursuant to a stockholders' consent). The terms of office of all persons who are Directors of the Corporation at the time of a special meeting of the holders of Convertible Preferred Stock to elect Directors shall continue, notwithstanding the election at such meeting of the additional Directors that such holders are entitled to elect, and the persons so elected by such holders, together with the remaining incumbent Directors, shall constitute the duly elected Directors of the Corporation. Simultaneously with the termination of a Voting Period upon the redemption of all outstanding shares of Convertible Preferred Stock, the terms of office of the additional Directors elected by the holders of the Convertible Preferred Stock shall terminate, the remaining Directors shall constitute the Directors of the Corporation and the voting rights of such holders to elect additional Directors pursuant to this Section 4(e) shall cease.

                           (f) Dividend After Convertible Preferred Redemption Date. From and after a Convertible Preferred Redemption Date, no shares of Convertible Preferred Stock subject to redemption shall be entitled to dividends, if any, as contemplated by Section 2; provided, however, that in the event that shares of Convertible Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section 4(e), such shares shall continue to be entitled to dividends and interest thereon as provided in Sections 2 and 4(e) until the date on which such shares are actually redeemed by the Corporation.

                           (g) Surrender of Certificates. Upon receipt of the applicable Convertible Preferred Redemption Price by certified check or wire transfer, each holder of shares of Convertible Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit or agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith

         (an "Affidavit of Loss") with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Convertible Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Convertible Preferred Stock, and each surrendered certificate shall be canceled and retired; provided, however, that if the Corporation is prohibited from redeeming all shares of Convertible Preferred Stock as provided in Section 4(e), the holder shall not be required to surrender said certificate(s) to the Corporation until said holder has received a new stock certificate for those shares of Convertible Preferred Stock not so redeemed.

                  5. Conversion. The holders of the Convertible Preferred Stock shall have the following conversion rights:

                           (a) Conversion Upon Election of Holders. The holders of shares of Convertible Preferred Stock shall be entitled, upon the written election of the holder or holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Convertible Preferred Stock, without the payment of any additional consideration, (i) immediately prior to and subject to the closing or happening of a Liquidation Event or an Extraordinary Transaction and (ii) at any time on or after ______, ____**, to cause each (but not less than all) of the outstanding shares of Convertible Preferred Stock to be automatically converted into (i) the number of fully paid and nonassessable shares of Common Stock which results from dividing the per share Conversion Value of the Convertible Preferred Stock by the Conversion Price per share in effect for the Convertible Preferred Stock at the time of conversion (collectively, the "Conversion Shares") and (ii) one (1) fully paid and nonassessable share of Perpetual Preferred Stock. Upon the filing of this Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware, the "Conversion Price" per share of Convertible Preferred Stock shall be $0.50, and the per share "Conversion Value" of Convertible Preferred Stock shall be $8.72. The Conversion Price per share of Convertible Preferred Stock and the Common Stock Conversion Rate (as defined in this Section 5(a)) shall be subject to adjustment from time to time as provided in Section 6 hereof. The number of shares of Common Stock into which a share of a Convertible Preferred Stock is convertible is hereinafter referred to as the "Common Stock Conversion Rate." The number of shares of Perpetual Preferred Stock into which a share of Convertible Preferred Stock is convertible is hereinafter referred to as the "Perpetual Stock Conversion Rate." If the holders of shares of Convertible Preferred Stock elect to convert the outstanding shares of Convertible Preferred Stock at a time when there are any declared but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion. Upon the election to so convert in the manner and on the basis specified in this Section 5(a) all holders of the Convertible Preferred Stock shall be deemed to have elected to voluntarily convert all outstanding shares of Convertible Preferred Stock pursuant to this Section 5(a).

-----------------------
** This date will be the third anniversary of the date of the filing of this Restated Certificate of Incorporation.

                           (b) Automatic Conversion Upon Qualified Public Offering. Each share of Convertible Preferred Stock shall automatically be converted, without the payment of any additional consideration, into shares of Common Stock and Perpetual Preferred Stock as of, and in all cases subject to, the closing of a Qualified Public Offering; provided, that if a closing of a Qualified Public Offering occurs, all outstanding shares of Convertible Preferred Stock shall be deemed to have been converted into shares of Common Stock and Perpetual Preferred Stock immediately prior to such closing. Any such conversion shall be at the Common Stock Conversion Rate and Perpetual Stock Conversion Rate in effect upon the closing of a Qualified Public Offering, as applicable. If the holders of shares of Convertible Preferred Stock are required to convert the outstanding shares of Convertible Preferred Stock pursuant to this Section 5(b) at a time when there are any declared but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion.

                           (c) Procedure for Voluntary Conversion. Upon election to convert pursuant to Section 5(a), each holder of Convertible Preferred Stock shall surrender the certificate or certificates representing its Convertible Preferred Stock, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Convertible Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Convertible Preferred Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of Common Stock and Perpetual Preferred Stock upon a conversion of Convertible Preferred Stock pursuant to Section 5(a) hereof shall be effective as of the surrender of the certificate or certificates for the Convertible Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or as of the delivery of an Affidavit of Loss. Upon surrender of a certificate representing Convertible Preferred Stock for conversion, or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock and Perpetual Preferred Stock to which such holder shall be entitled upon conversion plus a cash payment in the amount of any declared but unpaid dividends as contemplated by Section 5(a) in respect of the shares of Convertible Preferred Stock. The issuance of certificates for Common Stock and Perpetual Preferred Stock upon conversion of Convertible Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock. If a conversion of Convertible Preferred Stock upon an Extraordinary Transaction occurs, all outstanding shares of Convertible Preferred Stock shall be deemed to have been converted into shares of Common Stock and Perpetual Preferred Stock immediately prior thereto, provided that the Corporation shall make appropriate provisions (x) for the Common Stock issued upon such conversion to be treated on the same basis as all other Common Stock in such Extraordinary Transaction and
         (y) if the Perpetual Preferred Stock is being simultaneously converted into

         Common Stock in connection with such Extraordinary Transaction, for the Common Stock issued upon such conversion to be treated on the same basis as all other Common Stock in such Extraordinary Transaction. In the event of any public offering constituting a Qualified Public Offering, the provisions of Section 5(d) shall apply.

                           (d) Procedure for Automatic Conversion. As of, and in all cases subject to, the closing of a Qualified Public Offering (the "Automatic Conversion Date"), all outstanding shares of Convertible Preferred Stock shall be converted automatically into shares of Common Stock and Perpetual Preferred Stock at the applicable conversion rates specified in Section 5(a) and without any further action by the holders of such shares and whether or not the certificates representing such shares of Convertible Preferred Stock are surrendered to the Corporation or its transfer agent; provided, however, that all holders of Convertible Preferred Stock shall be given prior written notice of the occurrence of such Qualified Public Offering in accordance with Section 7 hereof. On the Automatic Conversion Date, all rights with respect to the Convertible Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock and Perpetual Preferred Stock into which such Convertible Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or Affidavit of Loss the Corporation shall issue and deliver to such holder, promptly (and in any event in such time as is sufficient to enable such holder to participate in such Qualified Public Offering) at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock and Perpetual Preferred Stock into which the shares of the Convertible Preferred Stock surrendered were convertible on the Automatic Conversion Date and shall pay all declared but unpaid dividends as contemplated by Section 5(b) in respect of the shares of Convertible Preferred Stock which are converted.

                           (e)      Reservation of Stock Issuable Upon
         Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Perpetual Preferred Stock solely for the purpose of effecting the conversion of the shares of Convertible Preferred Stock such number of its shares of Common Stock and Perpetual Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock and Perpetual Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Convertible Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock and Perpetual Preferred Stock to such number of shares as shall be sufficient for such purpose.

                           (f)      No Closing of Transfer Books. The
         Corporation shall not close its books against the transfer of shares of Convertible Preferred Stock in any manner which would interfere with the timely conversion of any shares of Convertible Preferred Stock.

                  6. Adjustments. The Conversion Price in effect from time to time shall be subject to adjustment from and after the date of the filing of this Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware and regardless of whether any shares of Convertible Preferred Stock are then issued and outstanding as follows:

                           (a) Dividends and Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Convertible Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

                           (b) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse split of the outstanding shares of Common Stock, then, on the effective date of such combination or reverse split, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                           (c) Reorganization, etc. If the Common Stock issuable upon the conversion of the Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6), then and in each such event the holders Convertible Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                           (d) Mergers and Other Reorganizations. Unless such transaction is an Extraordinary Transaction in which the holders of the Convertible Preferred Stock elect redemption (in which case
         Section 4(a)(ii) shall apply and this subsection shall not apply), if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination or reclassification provided for elsewhere in this Section
         6) or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as part of



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



         and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Convertible Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this
         Section 6 (including, without limitation, provisions for adjustment of the applicable Conversion Price and the number of shares purchasable upon conversion of the Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Convertible Preferred Stock.

                           (e)      Calculations. All calculations under this
         Section 6 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share of Common Stock, as the case may be.

                           (f) Certificate. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Prices before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock and Perpetual Preferred Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Convertible Preferred Stock.

                           (g) Certain Events. The Corporation shall not, by amendment of this Amended and Restated Certificate of Incorporation or through any Extraordinary Transaction or other reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Convertible Preferred Stock and the Perpetual Preferred Stock against impairment. Without limitation of the foregoing, the Corporation shall take such action as shall be necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem Convertible Preferred Stock under the circumstances contemplated by Section 4(e) of this Part
         B. Any successor to the Corporation shall agree, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Convertible Preferred Stock and the Perpetual Preferred Stock.

                  7.       Notice.

                           (a)      Liquidation Events, Extraordinary
         Transactions, Etc. In the event that (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event, Extraordinary Transaction, Qualified Public Offering or other public offering becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Convertible Preferred Stock (or each holder of Perpetual Preferred Stock, as applicable) at least twenty (20) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction, Qualified Public Offering or other public offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

                           (b) Waiver of Notice. The holder or holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Convertible Preferred Stock (or Perpetual Preferred Stock, as applicable) may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

                           (c) General. In the event that the Corporation provides any notice, report or statement to any holder of Common Stock in his, her or its capacity as such, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Convertible Preferred Stock (or Perpetual Preferred Stock, as applicable).

                  8. Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Convertible Preferred Stock and Perpetual Preferred Stock shall be deemed contract rights enforceable by them, including without limitation, one or more actions for specific performance.

                        PART B. PERPETUAL PREFERRED STOCK

                  1. Voting. The holder of each share of Perpetual Preferred Stock shall be entitled to one vote for each such share as determined on the record date for the vote or consent of stockholders and shall vote together with the holders of the Common Stock as a single class upon any items submitted to a vote of stockholders, except as otherwise provided herein.



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



                  2. Dividends. The holders of outstanding shares of Perpetual Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative (non-compounding) dividends on the Perpetual Preferred Stock in cash, at the per share rate per annum of ten percent (10%) of $1,000.00 (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Perpetual Preferred Stock) (a "Perpetual Cumulative Dividend"). Such dividends will accumulate quarterly in arrears commencing as of the date of issuance of the Perpetual Preferred Stock and be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Perpetual Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. Perpetual Cumulative Dividends shall become due and payable with respect to any share of Perpetual Preferred Stock as provided in Section 3 and
4. So long as any shares of Perpetual Preferred Stock are outstanding and the Perpetual Cumulative Dividends have not been paid in full in cash: (a) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any Common Stock or other capital stock of the Corporation ranking junior to the Perpetual Preferred Stock; and (b) no shares of capital stock of the Corporation ranking junior to the Perpetual Preferred Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided that, unless the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding Perpetual Preferred Stock elect otherwise, the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation and its subsidiaries on terms approved by the Corporation's board of directors. All numbers relating to the calculation of dividends pursuant to this
Section 2 shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Perpetual Preferred Stock.

                  3. Liquidation. Upon any Liquidation Event, each holder of outstanding shares of Perpetual Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings, and before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Perpetual Preferred Stock, an amount in cash equal to the sum of (a) $1,000.00 per share of Perpetual Preferred Stock held by such holder (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Perpetual Preferred Stock), plus (b) any accumulated but unpaid dividends to which such holder of outstanding shares of Perpetual Preferred Stock is entitled pursuant to Sections 2 and 4(d) hereof (the sum of clauses (a) and (b) being referred to herein as the "Perpetual Stock Liquidation Preference Amount"); provided, however, that if, upon any Liquidation Event, the amounts payable with respect to the Perpetual Stock Liquidation Preference Amount are not paid in full, the holders of the Perpetual Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

                  4.       Special Conversion Provisions.

                           (a) Special Conversion Upon Extraordinary Transactions, etc. The holders of shares of Perpetual Preferred Stock shall be entitled, upon the written election of the holder or holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Perpetual Preferred Stock (or Convertible Preferred Stock, as applicable, proposing to convert the same in order to effect a conversion of the Perpetual Preferred Stock received upon such conversion hereunder), without the payment of any additional consideration, immediately prior to and subject to the closing or happening of a Qualified Public Offering or an Extraordinary Transaction, to cause all (but not less than all) of the outstanding shares of Perpetual Preferred Stock to be automatically converted into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Perpetual Stock Liquidation Preference Amount at the time of conversion by the Fair Market Value (as defined below) per share of the Common Stock at the time of conversion. In any such case, the holders of shares of Common Stock resulting from such conversion of Perpetual Preferred Stock shall be entitled, upon the written election of the holder or holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Common Stock resulting from such conversion of Perpetual Preferred Stock (or Convertible Preferred Stock or Perpetual Preferred Stock, as applicable, proposing to convert the same in order to effect a conversion into Common Stock hereunder), to participate in such Qualified Public Offering or Extraordinary Transaction on the same basis as the other holders of Common Stock. Any date upon which such conversion shall actually occur in accordance with this Section 4(a) shall be referred to as the "Perpetual Preferred Special Conversion Date." Upon the election to so convert in the manner and on the basis specified in this Section 4(a), all holders of the Perpetual Preferred Stock shall be deemed to have elected to voluntarily convert all outstanding shares of Perpetual Preferred Stock pursuant to this
         Section 4(a).

                           (b)      Valuation of Common Stock. For purposes of
         Section 4(a) above, the "Fair Market Value" of each share of Common Stock shall be deemed to mean:

                                    (i)      If the Common Stock is traded on a
                  nationally recognized securities exchange or inter-dealer quotation system, its fair market value shall be deemed to be the average of the closing prices of the Common Stock on such exchange or system over the 30-day period ending three (3) business days prior to the date of determination;

                                    (ii)     If the Common Stock is traded
                  over-the-counter, its fair market value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the date of determination; and

                                    (iii)    If there is no active public market
                  for the Common Stock, its fair market value shall be the fair market value thereof (after taking into account the conversion of the Perpetual Preferred into Common Stock in connection with such event), as mutually determined by the Corporation and the holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Perpetual Preferred Stock, provided that if the Corporation and the holders of sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Perpetual Preferred Stock are unable to reach agreement, then by independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid by the Corporation;

         provided that, notwithstanding anything in Section 4(b) to the contrary, in the event the Perpetual Preferred Stock is converted into Common Stock in connection with a Qualified Public Offering or a public offering not constituting a Qualified Public Offering, the Fair Market Value of each share of Common Stock shall be deemed to be the net proceeds to the Corporation or the seller(s) thereof (after deduction of applicable discounts and commissions) for each share of Common Stock issued or sold pursuant to such public offering.

                           (c) Dividend After Perpetual Preferred Special Conversion Date. From and after the Perpetual Preferred Special Conversion Date, no shares of Perpetual Preferred Stock shall be entitled to any further dividends pursuant to Section 2 hereof.

                           (d) Procedure for Conversion. If a conversion of Perpetual Preferred Stock occurs in connection with a Qualified Public Offering or an Extraordinary Transaction, all outstanding shares of Perpetual Preferred Stock shall be deemed to have been converted into shares of Common Stock immediately prior thereto, provided that the Corporation shall make appropriate provisions for the Common Stock issued upon such conversion to be treated on the same basis as all other Common Stock in such transaction. If required by the Corporation, each holder of Perpetual Preferred Stock shall surrender the certificate or certificates representing its Perpetual Preferred Stock, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Perpetual Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Perpetual Preferred Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. Upon surrender of a certificate representing Perpetual Preferred Stock for conversion, or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled. The issuance of certificates for Common Stock upon conversion of Perpetual Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

                           (e)      Reservation of Stock Issuable Upon
         Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Perpetual Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Perpetual Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Perpetual Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                           (f)      No Closing of Transfer Books. The
         Corporation shall not close its books against the transfer of shares of Perpetual Preferred Stock in any manner which would interfere with the timely conversion of any shares of Perpetual Preferred Stock.

                  5. Notice. In the event that the Corporation provides or is required to provide notice to any holder of Convertible Preferred Stock and Common Stock in accordance with the provisions of this Amended and Restated Certificate of Incorporation and/or the Corporation's by-laws, the Corporation shall at the same time provide a copy of any such notice to each holder of outstanding shares of Perpetual Preferred Stock.


                              PART C. COMMON STOCK

                  1. Voting. The holder of each share of Common Stock shall be entitled to one vote for each such share as determined on the record date for the vote or consent of stockholders and, (i) for so long as any shares of Convertible Preferred Stock remain outstanding, shall vote together with the holders of the Convertible Preferred Stock as a single class upon any items submitted to a vote of stockholders, except as otherwise provided herein and
(ii) for so long as any shares of Perpetual Preferred Stock remain outstanding, shall vote together with the holders of the Perpetual Preferred Stock as a single class upon any items submitted to a vote of stockholders, except as otherwise provided herein.

                  2. Dividends. Subject to the payment in full of all preferential dividends to which the holders of the Perpetual Preferred Stock are entitled hereunder, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with holders of Convertible Preferred Stock and Common Stock sharing pari passu in such dividends as contemplated by Section 2 of Part B above.

                  3. Liquidation. Upon any Liquidation Event, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Convertible Preferred Stock or Perpetual Preferred Stock, as applicable, are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock (and to the extent applicable under Section 3(a) of Part B above, Convertible Preferred Stock) shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

                  4. Fractional Shares; Uncertificated Shares. The Corporation may issue fractional shares of Common Stock and Preferred Stock. Fractional shares shall be entitled to dividends (on a pro rata basis), and the holders of fractional shares shall be entitled to all rights as stockholders of the Corporation to the extent provided herein and under applicable law in respect of such fractional shares. Shares of Common Stock and Preferred Stock, or fractions thereof, may, but need not be, represented by share certificates. Such shares, or fractions thereof, not represented by share certificates ("Uncertificated Shares") shall be registered in the stock records book of the Corporation. The Corporation at any time at its sole option may deliver to any registered holder of such shares share certificates to represent Uncertificated Shares previously issued (or deemed issued) to such holder.

                           PART D. CERTAIN DEFINITIONS

                  "Extraordinary Transaction" means any of the following: (A) a merger or consolidation of the Corporation with or into another corporation (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation is held directly or indirectly by stockholders of the Corporation immediately prior to such event), (B) the sale or transfer of all or substantially all of the properties and assets of the Corporation and its subsidiaries, (C) any purchase by any party (or group of affiliated parties) other than the Specified Investors, of shares of capital stock of the Corporation (either through a negotiated stock purchase or a tender for such shares), the effect of which is that such party (or group of affiliated parties) that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase, (D) the redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of the Corporation or (E) a public offering not constituting a Qualified Public Offering.

                  "Liquidation Event" means any liquidation, dissolution or winding up of the Corporation and its subsidiaries, whether voluntary or involuntary.

                  "Qualified Public Offering" means an underwritten offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, provided that (i) such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds attributable to sales for the account of the Corporation exceed $25,000,000,
(ii) such Common Stock is listed for trading on either the New York Stock Exchange or The Nasdaq Stock Market (National Market System) and (iii) either
(A) all outstanding shares of Perpetual Preferred Stock which are outstanding or issuable upon such automatic conversion are redeemed immediately upon and as of the closing of such offering or (B) contemporaneously with such offering cash in an amount sufficient to redeem all outstanding shares of Perpetual Preferred Stock is segregated and irrevocably held by the Corporation for payment to holders of Perpetual Preferred Stock.

                  "Specified Investors" means Golder, Thoma, Cressey, Rauner Fund V, L.P., GTCR Associates V, TA/Advent VIII L.P., Advent Atlantic and Pacific III, TA Executives Fund LLC, TA Investors LLC, David R. Klock, Phyllis
A. Klock, or any of their affiliates.

                                    ARTICLE V

                  The Corporation is to have perpetual existence.


                                   ARTICLE VI

                  In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.


                                   ARTICLE VII

                  Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.


                                  ARTICLE VIII

                  To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the General Corporation Law of the State of Delaware is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each past or present Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE IX

                  The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                    ARTICLE X

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                    * * * * *

                  THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this ____ day of ________, 1999.

                                        COMPDENT CORPORATION


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title: President

ATTEST:


-------------------------------------
Name:
Title:  Secretary

                                                                       EXHIBIT B


                                RESTATED BY-LAWS

                                       OF

                           COMPDENT CORPORATION, INC.

                             A DELAWARE CORPORATION


                                    ARTICLE I

                                     OFFICES

          Section 1. Registered Office. The address of the corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

          Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the president of the corporation; provided, that if the president does not act, the board of directors shall determine the date, time and place of such meeting. In addition, board shall hold such meetings as specified in that certain Stockholders Agreement, dated on or about the date on which these restated by-laws were adopted by the corporation, by and among the corporation and the stockholders named therein, as amended from time to time (as amended, the "Stockholders Agreement").

          Section 2. Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof.

          Section 3. Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

          Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

          Section 5. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

          Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of common stock held by such stockholder.

          Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

          Section 11. Action by Written Consent. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation's principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.


                                   ARTICLE III

                                    DIRECTORS

         Section 1. General Powers. Except as set forth in the Stockholders Agreement, the business and affairs of the corporation shall be managed by or under the direction of the board of directors.

          Section 2. Number, Election and Term of Office. The number of directors which shall constitute the initial board shall be four (4). Thereafter, the number of directors shall be established from time to time in accordance with the terms and conditions set forth in the Stockholders Agreement. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting of the stockholders and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III or in the Stockholders Agreement. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided or as provided in the Stockholders Agreement.

          Section 3. Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, as set forth in the Stockholders Agreement. Whenever the holders of any class or series of security are entitled to elect one or more directors by the provisions of the corporation's certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the corporation.

          Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled in accordance with the provisions of the Stockholders Agreement. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

          Section 5. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

          Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the president or the holders of not less than 30% of the outstanding shares of common



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



stock on at least twenty-four (24) hours notice to each director, either personally, by telephone, by mail, or by telegraph.

          Section 7. Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 8. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these restated by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

          Section 9. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

          Section 10. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

          Section 11. Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof



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



or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

          Section 12. Action by Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.


                                   ARTICLE IV

                                    OFFICERS

          Section 1. Number. The officers of the corporation shall be elected by the board of directors and may consist of a president, any number of vice presidents, a secretary, a chief financial officer, any number of assistant secretaries and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

          Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

          Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

         Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

         Section 6. President. The president, subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents



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



and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these by-laws.

          Section 7. Vice-presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president or these by-laws may, from time to time, prescribe.

          Section 8. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president's supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or president may, from time to time, prescribe.

          Section 9. The Chief Financial Officer and Assistant Treasurer. The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe. If required by the board of directors, the chief financial officer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of chief financial officer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the chief financial officer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors or the president may, from time to time, prescribe.

          Section 10. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

          Section 11. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.


                                    ARTICLE V

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

          Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the corporation under Section 1 of this Article V or advance of expenses under Section 5 of this Article V shall be made promptly, and in any event within thirty (30) days, upon the



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



written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within sixty
(60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 3. Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 4. Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article V.

          Section 5. Expenses. Expenses incurred by any person described in
Section 1 of this Article V in defending a proceeding shall be paid by the corporation in advance of such proceeding's final disposition unless otherwise determined by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

          Section 7. Contract Rights. The provisions of this Article V shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this
Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

          Section 8. Merger or Consolidation. For purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.


                                   ARTICLE VI

                              CERTIFICATES OF STOCK

          Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares of a specific class or series owned by such holder in the corporation. If such a certificate is countersigned
(1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

          Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

          Section 3. Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          Section 4. Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.



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



Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

          Section 5. Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

          Section 6. Registered Stockholders. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

          Section 7. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.


                                   ARTICLE VII

                               GENERAL PROVISIONS

          Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

          Section 3. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          Section 4. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

         Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

          Section 6. Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          Section 7. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

          Section 8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be



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


directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

         Section 9. Section Headings. Section headings in these restated by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

          Section 10. Inconsistent Provisions. In the event that any provision of these restated by-laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these restated by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.


                                  ARTICLE VIII

                                   AMENDMENTS

          These restated by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

                                    * * * * *



                                       14